Exhibit 99.1

NOTICE OF MEETING AND

MANAGEMENT INFORMATION CIRCULAR

FOR THE ANNUAL GENERAL MEETING

OF SHAREHOLDERS OF SHOPIFY INC.

TO BE HELD JUNE 17, 2025

April 7, 2025

NOTICE OF ANNUAL GENERAL MEETING
OF SHAREHOLDERS OF SHOPIFY INC.

To the shareholders of Shopify Inc.:

Notice is hereby given of the annual general meeting (the "Meeting") of the shareholders (the "shareholders") of Shopify Inc. ("Shopify", the "Company", "we" or "our"). The Meeting will be held online via live audio webcast and shareholders will have an equal opportunity to attend the Meeting, vote their shares, participate in real-time and ask questions, regardless of geographic location.

Date:	June 17, 2025

Time:	10:30 a.m. (Eastern Time)

Virtual Meeting Site:	Virtual meeting via live audio webcast at www.virtualshareholdermeeting.com/SHOP2025
Business of the Meeting:	At the Meeting, shareholders will be asked to:

(a) receive our annual consolidated financial statements for the year ended December 31, 2024 (the "Financial Statements"), which includes Management's Report on Internal Control over Financial Reporting and the Report of Independent Registered Public Accounting Firm thereon;

(b) elect 10 directors to our Board of Directors (the "Board"), who will serve until the end of the next annual shareholders meeting or until their successors are elected or appointed;
(c) reappoint PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm and authorize the Board to fix their remuneration;
(d) vote on an advisory, non-binding resolution with respect to our approach to executive compensation; and
(e) transact any other business that may properly come before the Meeting and any postponement(s) or adjournment(s) thereof.

Accompanying this Notice is the related management information circular (the "Circular"), which provides information relating to each item of business to be addressed at the Meeting. Shareholders at the close of business on April 21, 2025, are entitled to receive notice of, and vote at, the Meeting and any adjournments or postponements thereof.

Your Vote is Important

All shareholders are encouraged to vote by proxy. To ensure your vote is counted, your proxy, voting instruction form or proxyholder appointments must be received by Broadridge by 10:30 a.m. (Eastern Time) on June 13, 2025 (the "Proxy Deadline") (or, if the Meeting is adjourned or postponed, by 10:30 a.m. (Eastern Time) two business days before the day on which the Meeting is reconvened).

See "Section 1: Voting Information" in the Circular for detailed voting instructions for registered shareholders ("registered shareholders") and non-registered shareholders ("beneficial shareholders") who hold their shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary.

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Attending the Meeting

The Meeting will be held online via live audio webcast and shareholders and duly appointed proxyholders can attend the Meeting by visiting www.virtualshareholdermeeting.com/SHOP2025. At the Meeting, shareholders and duly appointed proxyholders will have the opportunity to participate in real time, submit questions and vote their shares by online ballot. Details on how shareholders can participate in the Meeting can be found in the Circular and the Virtual Shareholder Meeting Guide, posted on our website at shopifyinvestors.com. A high-speed internet connection is recommended. Please ensure you allow for ample time to log-in to the Meeting.

Meeting Materials - Notice-and-Access

We are using notice-and-access (as defined in National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer ("NI 54-101")) to deliver the Circular and our Financial Statements to our shareholders. Notice-and-access gives shareholders more choice, reduces our printing and mailing costs, and reduces materials use and energy consumption. You are receiving this Notice with information on how you can access the Circular electronically; however, you will still receive a form of proxy (in the case of registered shareholders) or a voting instruction form (in the case of beneficial shareholders) in the mail for you to vote your shares or submit your voting instructions.

The Circular and our Financial Statements and the accompanying management's discussion and analysis are each available at https://materials.proxyvote.com/82509L, on our website at shopifyinvestors.com, on SEDAR+ at sedarplus.ca and on EDGAR at sec.gov. All shareholders are reminded to review the Circular before voting.

You may request a paper copy of the Circular and/or our Financial Statements and the accompanying management's discussion and analysis, at no cost to you, at any time prior to the Meeting by calling Broadridge Investor Communication Corporation ("Broadridge") at 1-877-907-7643 or accessing www.proxyvote.com and providing your 16-digit control number. Shareholders should ensure requests for paper copies are received no later than 5:00 p.m. (Eastern Time) on June 4, 2025, in order to receive the Meeting materials on time. After the Meeting, requests may be made via our website at shopifyinvestors.com/resources/request-information, by email at IR@Shopify.com or by phone at 1-613-241-2828 ext. 1024. You may request paper copies up to one year from the date the Circular is filed on SEDAR+.

Registered Shareholders

Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, submit questions, and vote on the business of the Meeting, if the shares have not been voted in advance of the Meeting. If you would like a person, other than the management nominees identified on the form of proxy to attend and participate online at the Meeting as your proxy and vote your shares, you MUST submit your form of proxy identifying and appointing such proxyholder online at www.proxyvote.com or by returning the form of proxy by mail in the enclosed business reply envelope, by the Proxy Deadline. Registered shareholders must provide their appointed proxyholder with the exact name used for the appointment and the 8-character appointee identification number to allow proxyholders to access the Meeting and vote. Proxyholders can only be validated at the Meeting using the exact name and 8-character appointee identification number entered by the registered shareholder. If registered shareholders do not create an 8-character appointee identification number, their proxyholder will not be able to access and vote at the Meeting.

Beneficial Shareholders

Beneficial shareholders, being shareholders who hold their shares through a broker, financial institution or other intermediary, should carefully follow the instructions set out on their voting instruction form.
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Please note that only registered shareholders and proxyholders are permitted to vote at the Meeting. A beneficial shareholder wishing to vote at the Meeting must appoint themselves as a proxyholder based on the instructions set out on their voting instruction form. Beneficial shareholders who have not appointed themselves as proxyholder will be able to attend the Meeting online in real-time and submit questions, but will not be able to vote at the Meeting. If you are a beneficial shareholder, please refer to "Section 1: Voting Information" in the Circular for additional information on how you may appoint yourself proxyholder, attend the Meeting online and vote your shares electronically at the Meeting.

Dated April 7, 2025.
BY ORDER OF THE BOARD OF DIRECTORS,

Michael L. Johnson
Corporate Secretary
Shopify Inc.

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Summary

This summary contains highlights of some of the important information contained in this Circular. This summary does not contain all of the information that you should consider. You should read this entire Circular before voting.

Shareholder Voting Matters

Voting Matter	Board Vote Recommendation	For more information see pages
Election of directors	FOR each nominee	9 - 21
Reappointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	FOR	22 - 23
Non-binding advisory vote on executive compensation	FOR	23 - 24

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1. Our Director Nominees

Name	Age	Independent	Director Since[1]	Position	Committees	Board and Committee Attendance in 2024	Other Public Boards	Votes FOR in 2024
Tobias Lütke	44	No	2004	CEO, Shopify	–None	100%	1	98.1%
Lulu Cheng Meservey	38	Yes	2024	Founder and CEO, Rostra	–None	100%	0	99.95%
Gail Goodman	64	Yes	2016	Corporate Director	–Audit Committee –Compensation and Talent Management Committee (Chair)	100%	0	76.33%
David Heinemeier Hansson	45	Yes	2024	CTO, 37signals	–None	100%	0	N/A
Jeremy Levine	51	Yes	2011	Partner at Bessemer Venture Partners	–Nominating and Corporate Governance	86%	1	96.37%
Prashanth Mahendra-Rajah	55	Yes	2024	CFO, Uber	–Audit Committee (Chair)	100%	1	97.66%
Joe Natale	61	Yes	New Nominee	Senior Advisor	–None	N/A	1	N/A
Kevin Scott	53	Yes	2024	CTO, Microsoft	–None	100%	0	N/A
Toby Shannan	55	No	2023	Former COO, Shopify	–None	80%	0	99.61%
Fidji Simo	39	Yes	2021	CEO, Instacart	–Compensation and Talent Management Committee	100%	1	92.83%

1
Mr. Mahendra-Rajah and Ms. Meservey were elected to the Board of Directors in June 2024, Mr. Scott was appointed to the Board of Directors in July 2024 and Mr. Heinemeier Hansson was appointed to the Board of Directors in November 2024. After 12 years of service, Mr. Ashe will be retiring from the Board of Directors following the Meeting. The Nominating and Corporate Governance Committee and the Board of Directors are recommending Mr. Natale as a nominee for election at the Meeting to replace Mr. Ashe. The Board of Directors intends to appoint Mr. Natale as Lead Independent Director, a member of each of the Audit, Nominating and Corporate Governance and Compensation and Talent Management Committees and Chair of the Nominating and Corporate Governance Committee following the Meeting.

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2. Reappointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP ("PricewaterhouseCoopers LLP"), Chartered Professional Accountants, the present Independent Registered Public Accounting Firm of the Company, have acted as the Company's Independent Registered Public Accounting Firm since August 2011. In 2024, 99.52% of votes cast were in favor of reappointing PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm.

3. Non-Binding Advisory Vote on Executive Compensation

Shopify is presenting a non-binding advisory vote on the Company's approach to executive compensation as part of our process of shareholder engagement. Since this is an advisory vote, the results will not be binding. However, the Board and the Compensation and Talent Management Committee will take the results of the vote into account when considering future compensation policies, procedures, and decisions and in determining whether there is a need to increase their engagement with shareholders on compensation and related matters. In 2024, 69.18% of votes cast were in favor of the Company's approach to executive compensation. This outcome was not aligned with historical results for the Company's advisory vote on its executive compensation program, which, in the five years prior to 2023, averaged greater than 90% support. The Company regularly engages with shareholders and solicits feedback on its executive compensation program. In light of the 2024 results, the Company solicited additional engagements with shareholders, including the Company's top shareholders, to understand their feedback. The Company's Compensation and Talent Management Committee also reviewed the Company's compensation practices and areas of development with the Company's independent compensation consulting firm. In an effort to enhance the information available to shareholders on the Company's pay practices, the Company has provided additional information in this Circular on the Company's compensation philosophy, the structure of equity grants to Named Executive Officers, and the process by which the Compensation and Talent Management Committee reviews and assesses such grants. Please see "Section 2: Business of the Meeting - Non-binding Advisory Vote on Executive Compensation" and "Section 3: Compensation of Executives" of this Circular for more information about our approach to executive compensation.

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MANAGEMENT INFORMATION CIRCULAR

GENERAL INFORMATION

Unless otherwise stated, all information contained in this management information circular ("Circular") of Shopify Inc. ("Shopify" or the "Company") is presented as of April 7, 2025, unless otherwise indicated.

Unless the context requires otherwise, references in this Circular to "Shopify", the "Company", "we", "us", or "our", include Shopify and all of its subsidiaries. Words importing the singular, where the context requires, include the plural and vice versa and words importing any gender include all genders.

Information contained on, or that can be accessed through, our website does not constitute a part of this Circular and is not incorporated by reference herein.

Share Capital

The Company has three classes of shares currently issued and outstanding, which consists of Class A subordinate voting shares ("Class A subordinate voting shares"), Class B multiple voting shares ("Class B restricted voting shares") and the founder share ("Founder Share"). The Company's Class A subordinate voting shares are listed on the Nasdaq Global Select Market (“Nasdaq”) (Nasdaq: SHOP) and on the Toronto Stock Exchange ("TSX") (TSX: SHOP). The Class B restricted voting shares and the Founder Share are not listed on any exchange.

Solicitation of Proxies

This Circular is furnished in connection with the solicitation of proxies by and on behalf of the management of Shopify for use at the annual general meeting (the "Meeting") of shareholders of Shopify (the "shareholders"), which will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/SHOP2025 on June 17, 2025 at 10:30 a.m. (Eastern Time), or at any adjournment(s) or postponement(s) thereof, for the purposes set forth in "Section 2: Business of the Meeting" of this Circular.

Shareholders at the close of business on April 21, 2025, are entitled to receive notice of, and vote at, the Meeting and any adjournments or postponements thereof. The information shareholders will need to attend and participate in the Meeting is set out in "Section 1: Voting Information" of this Circular.

No person has been authorized to give any information or make any representation in connection with the matters to be considered at the Meeting other than those contained in this Circular and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company.

Presentation of Financial Information

We prepare and report our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Our reporting currency is U.S. dollars.

Currency

We express all amounts in this Circular in U.S. dollars, except where otherwise indicated. References to "$", "US$", "USD" or "U.S. dollars" are to United States of America dollars and references to "C$" or "CAD" are to Canadian dollars.

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NOTICE TO UNITED STATES SHAREHOLDERS

Shopify is a “foreign private issuer” pursuant to applicable U.S. securities laws and is therefore exempt from the proxy rules under the U.S. Securities Exchange Act of 1934 ("Exchange Act"). Accordingly, this Circular has been prepared in compliance with Canadian securities law and regulations. In addition, as a foreign private issuer, we are permitted to follow home country practice instead of certain governance requirements set out in the Nasdaq rules, provided we disclose any significant differences between our governance practices and those required by the Nasdaq. Further information regarding those differences is provided in the applicable sections of this Circular.

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SECTION 1: VOTING INFORMATION

When is the Meeting?

The Meeting will be held at 10:30 a.m. (Eastern Time) on June 17, 2025. The Meeting will be held virtually. Shareholders will be able to attend and participate in the Meeting via live audio webcast at www.virtualshareholdermeeting.com/SHOP2025.

What will I be voting on?

You will be voting on:

a)the election of 10 directors of the Company, who will serve until the end of the next annual shareholders' meeting or until their successors are elected or appointed (see page 10);
b)the reappointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers LLP") as the Independent Registered Public Accounting Firm of the Company and authorizing the directors to fix their remuneration (see page 24);
c)an advisory, non-binding resolution in respect of Shopify's approach to executive compensation (see page 25); and
d)any other business that may properly come before the Meeting.

The Board of Directors of the Company (the "Board") and management recommend that you vote FOR each of the director nominees nominated in this Circular; FOR the reappointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company and the authorization of the Board to fix their remuneration; and FOR the advisory, non-binding resolution in respect of Shopify's approach to executive compensation.

Who is soliciting my proxy?

The management of Shopify is soliciting your proxy. The solicitation of proxies will be primarily by mail. However, the directors, officers and employees of the Company may also solicit proxies by telephone, by fax, by internet, in writing, or in person. The Company may also use the services of outside firms to solicit proxies.

Who pays for the proxy solicitation?

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, custodians, nominees, and other fiduciaries for their reasonable charges and expenses incurred in forwarding proxy materials to non-registered shareholders, being shareholders whose Shopify shares are held in the name of a nominee ("beneficial shareholders").

Who is entitled to vote?

The holders of Class A subordinate voting shares, Class B restricted voting shares and the Founder Share, as at the close of business on April 21, 2025, or their duly appointed proxyholders or representatives, are entitled to vote at the Meeting.

How many votes do I have?

Holders of the Company's Class A subordinate voting shares have 1 vote for every share, holders of the Company's Class B restricted voting shares have 10 votes for every share owned and the Founder Share is entitled to a variable number of votes. See the paragraph entitled "Voting Securities and Principal Holders" at the end of this section for further details.

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What are the voting requirements?

The election of directors, the appointment of Independent Registered Public Accounting Firm, and the approval of the advisory, non-binding resolution on the Company's approach to executive compensation will each be determined by a majority of votes cast by shareholders present or represented by proxy at the Meeting. For details concerning the majority voting requirements with respect to the election of directors, please refer to "Section 4: Corporate Governance Policies and Practices - Majority Voting" of this Circular.

What is the quorum requirement for the Meeting?

A quorum is present at the Meeting if the holders of at least 25% of the shares entitled to vote at the Meeting attend the Meeting online or are represented by proxy, and at least 2 persons entitled to vote at the Meeting are present at the Meeting online or represented by proxy. A quorum need not be present throughout the Meeting provided that a quorum is present at the opening of the Meeting. If a quorum is not present at the time appointed for the opening of the Meeting or within a reasonable time after, the shareholders present or represented by proxy may adjourn the Meeting to a fixed time and place but may not transact any other business.

How do I know if I am a registered shareholder or a beneficial shareholder?

You are a registered shareholder if your shares are registered directly in your name with our transfer agent, Computershare Investor Services Inc. ("Computershare").

You are a beneficial shareholder if your shares are held in the name of a nominee, such as a securities broker, bank, trustee, or other financial institution (an "Intermediary"). Employees who hold shares through Shopify's equity platform in connection with shares issued under our equity plans are beneficial shareholders.

How do I attend and participate in the Meeting?

The Meeting will be held virtually via live audio webcast to enable global participation regardless of physical location or mobility challenges. Shareholders can participate, submit questions, and vote over the internet from any location around the world. In order to participate in real-time, submit questions, and vote at the Meeting, shareholders and duly appointed proxyholders should review and follow the instructions below.

Registered shareholders and duly appointed proxyholders will be able to attend, participate in, ask questions, and vote at the Meeting at www.virtualshareholdermeeting.com/SHOP2025. If you are a beneficial shareholder and wish to personally attend and vote at the Meeting, you must appoint yourself as proxyholder by following the instructions provided by your Intermediary.

To access the Meeting, registered shareholders must enter the 16-digit control number included on their form of proxy. Duly appointed proxyholders, including beneficial shareholders who appoint themselves as proxyholder, must use the EXACT NAME used for the appointment and the 8-character "Appointee Identification Number" to access the Meeting and vote. Shareholders must submit their form of proxy appointing a proxyholder by the proxy deadline or the appointee will not be able to access and vote at the Meeting (see additional details below). Beneficial shareholders who have not appointed themselves as proxyholder will be able to use the 16-digit control number located on their voting instruction form to attend the Meeting and submit questions, but will not be able to vote at the Meeting. Guests will be able to attend the Meeting, but will not be able to submit questions or vote. To attend as a guest, go to www.virtualshareholdermeeting.com/SHOP2025.

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The Meeting platform is fully supported across browsers and it is recommended that devices run the most up to date versions of their applicable software. A high-speed internet connection is also recommended. The Meeting will begin promptly at 10:30 a.m. (Eastern Time) on June 17, 2025. Online check-in will begin starting 15 minutes prior at 10:15 am (Eastern Time). You should allow ample time for check-in procedures.

If you encounter any difficulties accessing the Meeting during check-in or during the Meeting time, please call the technical support number that will be posted on the Meeting log-in page.

Registered and beneficial shareholders as of the close of business on April 21, 2025 (the record date for the Meeting), and duly appointed proxyholders, may submit questions during the Meeting online when a question period is opened. Questions may be submitted in the field provided in the web portal for the Meeting. Questions will be addressed in accordance with the Meeting protocol, which will be available on the Company's website, and questions on the same topic or otherwise related will be grouped, summarized, and addressed at the same time. If there are matters of individual concern to a shareholder that are not of general concern to all shareholders, such matters may be raised separately after the Meeting by contacting the Shopify Investor Relations team at IR@shopify.com.

How do I vote if I am a registered shareholder?

If you are a registered shareholder, you can vote your shares using the methods described below.

By internet:

Visit www.proxyvote.com. You will need your 16-digit control number located on your form of proxy. The voting cut off is 10:30 a.m. (Eastern Time) on June 13, 2025.

By telephone:

Call Broadridge Investor Communication Corporation ("Broadridge") at 1-800-474-7493 (English) or 1-800-474-7501 (French). You will need your 16-digit control number located on your form of proxy. The voting cut off is 10:30 a.m. (Eastern Time) on June 13, 2025.

By mail:

Complete, sign and date the form of proxy and return the form of proxy in the business reply envelope to Broadridge at Data Processing Centre, P.O. Box 3700 STN Industrial Park, Markham, Ontario, L3R 9Z9. Broadridge must receive the form of proxy by 10:30 a.m. (Eastern Time) on June 13, 2025.

At the Meeting:

Go to www.virtualshareholdermeeting.com/SHOP2025 at least 15 minutes before the Meeting begins and enter your 16-digit control number included in your form of proxy and click "Enter Here". Follow the instructions to access the Meeting and vote when prompted.

Shareholders are encouraged to vote in advance of the Meeting. Even if you currently plan to participate in the live audio webcast for the Meeting, you are encouraged to consider voting your shares in advance, so that your vote will be counted if you later decide not or are unable to attend the Meeting for any reason. In the case of any postponement or adjournment of the Meeting, the above noted deadline will be two (2) business days prior to the Meeting.

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How do I vote if I am a beneficial shareholder?

In accordance with National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer, the Company has distributed copies of the Notice of Meeting and the form of proxy to Intermediaries for onward distribution to beneficial shareholders. Intermediaries are required to forward these materials, along with a voting instruction form, to all beneficial shareholders for whom they hold shares unless the shareholder has waived its right to receive them. Every Intermediary provides its own voting instructions and deadlines, which you should follow carefully to ensure your shares are voted at the Meeting.

The majority of Intermediaries now delegate responsibility for obtaining voting instructions from clients to Broadridge. Broadridge typically mails its own voting instruction forms, which contain instructions for beneficial shareholders to vote their shares by calling a toll-free telephone number, by accessing a website or by completing and returning the voting instruction form to Broadridge by mail. Broadridge then tabulates the results of all instructions received and provides directions respecting the voting of shares to be represented at the Meeting. A beneficial shareholder receiving a voting instruction form from Broadridge cannot use that voting instruction form to vote shares directly with the Company. The voting instruction form must be returned as directed by Broadridge in advance of the Meeting in order to have the shares voted.

How do I appoint a proxyholder to represent me at the Meeting?

The persons named in the form of proxy and voting instruction form are officers of the Company. Each shareholder has the right to appoint a person other than the persons designated in the form of proxy or voting instruction form, who need not be a shareholder, to participate in the Meeting and vote on such shareholder's behalf at the Meeting. If you are a registered shareholder, this appointment may be completed online at www.proxyvote.com or by using the form of proxy to designate an "Appointee Name" and an 8-character "Appointee Identification Number".

Shareholders who wish to appoint a proxyholder to represent them at the Meeting (including beneficial shareholders who wish to appoint themselves as proxyholder) must submit their appointment and ensure it is received by Broadridge no later than 10:30 a.m. (Eastern Time) on June 13, 2025 (the proxy deadline). Shareholders must provide their appointed proxyholder with the EXACT NAME used for the appointment and the 8-CHARACTER APPOINTEE IDENTIFICATION NUMBER to allow appointees to access the Meeting and vote.

Any vote cast at the Meeting by online ballot will revoke any proxy previously submitted. If you do not want to revoke a previously submitted proxy, you should NOT vote at the Meeting (but you may still attend and participate).

If you are a beneficial shareholder, this appointment may be completed by following instructions in the voting instruction form provided to you by your respective Intermediary.

As a duly appointed proxyholder (appointee), it is essential that you cast your vote online during the Meeting for your vote be counted. If your vote is not submitted during the Meeting, your vote will not be counted.

How will my proxy be voted?

On the form of proxy, you can indicate how you want your proxyholder to vote your shares, or you can let your proxyholder decide for you. If you have specified on the form of proxy how you want your shares to be voted on a particular issue (by marking FOR or AGAINST, as applicable), then your proxyholder must vote your shares accordingly.

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Unless contrary instructions are provided, the shares represented by proxies received by management will be voted:

•FOR the election of each of the 10 director nominees nominated in this Circular;
•FOR the reappointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm, and authorizing the directors to fix their remuneration; and
•FOR the non-binding advisory resolution in respect of Shopify's approach to executive compensation.

What if there are amendments or if other matters are brought before the Meeting?

The form of proxy gives the persons named on it authority to use their discretion in voting on amendments or variations to matters identified in the Notice or on any matter that may properly come before the Meeting or at any adjournment(s) or postponement(s) of the Meeting.

As of the date of this Circular, management is not aware that any other matter is to be presented for action at the Meeting. If, however, other matters properly come before the Meeting, the persons named on the form of proxy will vote on them in accordance with their judgment, pursuant to the discretionary authority conferred by the form of proxy.

What if I want to change or revoke my proxy after I've given it?

If you are a registered shareholder, you can change or revoke your proxy prior to it being acted upon at the Meeting by:

•submitting written notice to the Company at corporate@shopify.com not later than the last business day before the day of the Meeting or any adjournment or postponement thereof or any adjournment or postponement thereof;
•submitting a new proxy or new voting instructions bearing a later date through any of the voting methods described above by no later than 10:30 a.m. (Eastern Time) on June 13, 2025;
•voting online at the Meeting; or
•any other manner permitted by law.

If you are a beneficial shareholder, you can change or revoke your proxy by following the instructions provided to you by your respective Intermediary. Beneficial shareholders who have voted and wish to change their voting instructions should contact their Intermediary as soon as possible to ensure changes are communicated sufficiently in advance of the Meeting.

Who counts the votes?

Votes are counted and tabulated by Broadridge.

Is my vote confidential?

The confidentiality of individual shareholder votes is preserved, except (a) where the shareholder clearly intends to communicate his or her individual position to management, (b) where the validity of the form is in question, or (c) as necessary to comply with legal requirements.

Why is Shopify holding a virtual-only Meeting?

Shopify is a company of and by the internet, whose employees work remotely in a digital by design model. Accordingly, we will hold our Meeting in virtual-only format, conducted via live audio webcast. Shareholders will have an equal opportunity to participate in real time, submit questions, and vote at the Meeting online through a web-based platform, regardless of their geographic location. Shareholders
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are encouraged to vote in advance of the Meeting at www.proxyvote.com, as further described above. If you are a beneficial shareholder, please carefully follow the instructions provided above.

Who should I contact if I have questions?

If you have questions regarding the information contained in this Circular, you may contact Shopify's Investor Relations Department by phone at 1-613-241-2828 ext. 1024, or by email at IR@shopify.com.

If you require assistance in completing the form of proxy you may contact Broadridge by telephone toll free at 1-844-916-0609 (English) or 1-844-973-0593 (French). If you are a beneficial shareholder and have questions about your voting instruction form, please contact your Intermediary.

Voting Securities and Principal Shareholders
The Company has three classes of shares currently issued and outstanding: (i) Class A subordinate voting shares, (ii) Class B restricted voting shares, and (iii) the Founder Share.
The Class B restricted voting shares can be converted at any time at the option of the holder into Class A subordinate voting shares on a 1:1 basis. The Founder Share provides a variable number of votes that represent, when combined with the votes attached to certain other voting shares of the Company beneficially owned or controlled by Mr. Tobias Lütke, his immediate family and affiliates, at least 40% of the aggregate voting power attached to all of the Company’s outstanding voting shares, provided that such variable number of votes does not cause the aggregate voting power of Mr. Tobias Lütke and his immediate family and affiliates to exceed 49.9% of the aggregate voting power attached to all of the Company’s outstanding voting shares.
As at April 7, 2025, 1,217,781,463 Class A subordinate voting shares, 79,265,812 Class B restricted voting shares, one Founder Share and no preferred shares were issued and outstanding. The Class A subordinate voting shares represent 93.89% of the total issued and outstanding shares and 59.83% of the aggregate voting power attached to all of the Company's outstanding voting shares. The Class B restricted voting shares represent 6.11% of the total issued and outstanding shares and 38.94% of the aggregate voting power attached to all of the Company's outstanding voting shares. The Founder Share represents a de minimis percentage of the total issued and outstanding shares and 1.23% of the aggregate voting power attached to all of the Company's outstanding voting shares.
As at April 7, 2025, the only person or entity who, to the knowledge of the directors and executive officers of the Company, directly or indirectly beneficially owns or exercises control or direction over more than 5% of any class of shares of the Company, is the Company's Chief Executive Officer ("CEO"), Tobias Lütke. The approximate number of shares owned, controlled or directed by Mr. Lütke, together with the percentage of the class of shares so owned, controlled or directed as at April 7, 2025, is set forth in the table below.

Class of Shares	Number of Shares Owned, Controlled or Directed	Percentage of Outstanding Class Owned, Controlled or Directed	Percentage of Votes Attaching to all Outstanding Shares Owned, Controlled or Directed
Class A Subordinate Voting Shares	631,611(1)	0.05%	0.03%
Class B Restricted Voting Shares	78,918,520(2)	99.56%	38.77%
Founder Share(3)	1	100%	1.23%
Aggregate voting power attached to all of the Company's outstanding voting shares			40.03%

1
Consists of 335,442 Class A subordinate voting shares held by 7910240 Canada Inc., which Mr. Lütke is deemed to beneficially own and 296,169 Class A subordinate voting shares held directly by Mr. Lütke.

2
Consists of 67,298,750 Class B restricted voting shares held by 7910240 Canada Inc., which Mr. Lütke is deemed to beneficially own, and 11,619,770 Class B restricted voting shares held directly by Mr. Lütke.

3
See "Section 4: Corporate Governance Policies and Practices - Share Structure" of this Circular. The Founder Share provides a variable number of votes and takes into account the number of Class B restricted voting shares held directly or indirectly by Mr. Lütke.

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SECTION 2: BUSINESS OF THE MEETING

Report of the Directors and Consolidated Financial Statements

The Company is using notice-and-access to deliver its audited consolidated financial statements for the fiscal year ended December 31, 2024 (the "Financial Statements") to its shareholders. The Financial Statements, including Management's Report on Internal Control over Financial Reporting and the Report of Independent Registered Public Accounting Firm thereon and management's discussion and analysis (the "MD&A") are included with the Company's Annual Report on Form 10-K, which is accessible on SEDAR+ at sedarplus.ca, on EDGAR at sec.gov, and on our website at shopifyinvestors.com. Shareholders may request to receive paper copies of the Financial Statements and MD&A, at no cost, by following the instructions on the notice-and-access notice.

1. Election of Directors

Our current Board consists of 10 directors: Tobias Lütke, Robert Ashe, Gail Goodman, David Heinemeier Hansson, Jeremy Levine, Prashanth Mahendra-Rajah, Lulu Cheng Meservey, Kevin Scott, Toby Shannan, and Fidji Simo. After 12 years of service, Mr. Ashe will be retiring from the Board following the Meeting. The Nominating and Corporate Governance Committee and the Board are recommending Joe Natale as a director nominee for election at the Meeting to replace Mr. Ashe. Each of the 10 director nominees identified in this section will be nominated for election to the Board at the Meeting. Seven of these nominees were elected at Shopify's previous annual meeting of shareholders. Messrs. Scott, Heinemeier Hansson and Natale are standing for election for the first time at the Meeting. The Board intends to appoint Mr. Natale as the Lead Independent Director, following the Meeting.

Pursuant to the Canada Business Corporations Act ("CBCA"), at least 25% of our directors must be resident Canadians. Furthermore, under the CBCA, no business may be transacted at a meeting of our Board unless 25% of the directors present are resident Canadians. The minimum number of directors we may have is one and the maximum number we may have is 10, as set out in our restated articles of incorporation. The CBCA provides that any amendment to our articles to increase or decrease the minimum or maximum number of our directors requires the approval of our shareholders by a special resolution.

Under the CBCA, a director may be removed with or without cause by a resolution passed by a majority of the votes cast by shareholders attending the meeting themselves or by proxy at a special meeting and who are entitled to vote. The directors are elected at the annual meeting of shareholders and the term of office for each of the directors will expire at the time of our next annual shareholders meeting. Our restated articles of incorporation provide that, between annual meetings of our shareholders, the directors may appoint one or more additional directors, but the number of additional directors may not at any time exceed one-third of the number of directors elected at the last meeting of our shareholders. Shopify is governed by the statutory majority voting requirements set forth in the CBCA. See "Section 4: Corporate Governance Policies and Practices - Majority Voting" of this Circular for more information.

Set forth below are the names of the 10 individuals who are proposed as nominees for election as directors of the Company, to serve until the next annual meeting of shareholders or until their successors are duly elected or appointed. The resolution to elect directors will be voted upon by shareholders, voting together as a single class, attending the Meeting themselves or represented by proxy at the Meeting.

Unless authority is withheld, the management nominees named in the form of proxy intend to vote FOR the election of each of the director nominees proposed below, nine of whom are, on the date of the Meeting, serving as directors of the Company.

If any nominee is, for any reason, unavailable to serve as a director, proxies in favor of management nominees will be voted for another properly qualified nominee at their discretion unless authority has been withheld in the form of proxy.
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Tobias Lütke co-founded Shopify in September 2004, and has served as a member of our Board since that time. Mr. Lütke has served as our Chief Executive Officer since April 2008. Prior to that, Mr. Lütke acted as our Chief Technology Officer between September 2004 and April 2008. Mr. Lütke worked on the core team of the Ruby on Rails framework and has created many popular open source libraries such as Active Merchant. Mr. Lütke currently serves on the board of Coinbase Global, Inc. (Nasdaq).

2024 Board and Committee Attendance
Mr. Lütke is the Chair of our Board. Mr. Lütke does not sit on any Board committees. He attended all Board meetings held in 2024.
Current Public Directorships
Mr. Lütke currently serves on the Board of Directors of Coinbase Global, Inc. (Nasdaq).
Securities Held
Shares: Mr. Lütke and 7910240 Canada Inc., which Mr. Lütke is deemed to beneficially own, currently hold 631,611 Class A subordinate voting shares, 78,918,520 Class B restricted voting shares and one Founder Share. This represents 40.03% of the aggregate voting power attached to all of the Company's outstanding voting shares (see "Section 1: Voting Information - Voting Securities and Principal Shareholders" and "Section 4: Corporate Governance Policies and Practices - Share Structure" of this Circular).

Tobias Lütke
44 Ontario, Canada Director since 2004 Non-Independent
Options: Mr. Lütke currently holds 4,450,704 options to purchase Class A subordinate voting shares under our third amended and restated stock option plan (the "Stock Option Plan").

RSUs: Mr. Lütke currently holds 292,238 Restricted Share Units ("RSUs") under our third amended and restated long term incentive plan (the "LTIP").
2024 Annual Meeting Votes
Mr. Lütke received 98.10% of all votes cast at our 2024 annual meeting of shareholders.

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Lulu Cheng Meservey has been a member of our Board since June 2024. She is the founder and Chief Executive Officer of Rostra, a strategic communications firm for founder-led companies. Prior to founding Rostra, Ms. Meservey first served as a board member of Activision Blizzard, one of the world’s largest interactive entertainment companies, from April 2022 to October 2022 then served as its Executive Vice President, Corporate Affairs and Chief Communications Officer, from October 2022 to January 2024. Prior to Activision Blizzard, Ms. Meservey served as the Vice President of Communications at Substack, an online platform for independent publishers of newsletters and podcasts, and co-founded the communications agency TrailRunner International, serving as its Chief Operating Officer from May 2016 to January 2021 and as its President from January 2021 to June 2021. From 2013 to 2016, Ms. Meservey worked in the office of the chairman at McLarty Associates (formerly Kissinger McLarty), a global strategic advisory firm headquartered in Washington, D.C., and she continued to serve as an advisor from 2016 to 2021. Her prior experience includes positions with the World Bank, where she advised on international open data initiatives, the MIT Lincoln Laboratory, where she worked on an international framework of norms in cyberspace, and as a financial analyst at J.P. Morgan. Ms. Meservey holds a Bachelor of Arts in Political Science from Yale University and a Master of Arts, Law and Diplomacy, International Relations, from the Fletcher School at Tufts University.

Lulu Cheng Meservey 38 Pennsylvania, United States Director since 2024 Independent

2024 Board and Committee Attendance
Ms. Meservey does not sit on any Board committees. She attended all Board meetings held in 2024 since joining the Board.
Current Public Directorships
None.
Securities Held
RSUs: Ms. Meservey currently holds 11,188 RSUs under our LTIP.
DSUs: Ms. Meservey currently holds 291 DSUs under our LTIP.
2024 Annual Meeting Votes
Ms. Meservey received 99.95% of all votes cast at our 2024 annual meeting of shareholders.

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Gail Goodman has been a member of our Board since November 2016. Ms. Goodman previously served as the Chief Product Officer at Pepperlane, where she served from March 2019 to March 2021. Prior to Pepperlane, Ms. Goodman served as President and Chief Executive Officer of Constant Contact, a software company providing small businesses with online marketing tools to grow their businesses, for over 16 years. Over that time, Ms. Goodman served as a director and chairwoman of the board and led Constant Contact through its initial public offering and for 8 years as a publicly traded company, until its acquisition by Endurance International Group Holdings, Inc. (Nasdaq) in February 2016. Ms. Goodman currently serves on the board of directors of a number of private companies and non-profits. Ms. Goodman holds a B.A. from the University of Pennsylvania and an M.B.A. from The Tuck School of Business at Dartmouth College.
2024 Board and Committee Attendance
Ms. Goodman is the Chair of our Compensation and Talent Management Committee and a member of our Audit Committee. She attended all Board, Compensation and Talent Management, and Audit Committee meeting held in 2024.
Current Public Directorships
None.

Gail Goodman 64 Massachusetts, United States Director since 2016 Independent
Securities Held
Shares: Ms. Goodman currently owns 70,061 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.
Options: Ms. Goodman currently holds 68,020 options to purchase Class A subordinate voting shares under our Stock Option Plan.
RSUs: Ms. Goodman currently holds 4,795 RSUs under our LTIP.
2024 Annual Meeting Votes
Ms. Goodman received 76.33% of all votes case at our 2024 annual meeting of shareholders.

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David Heinemeier Hansson has been a member of our Board since November 2024. He is the Co-Owner and Chief Technology Officer of 37signals, the company behind Basecamp, HEY, and ONCE. He is also the creator of Ruby on Rails, a pioneering open-source web application framework that he continues to develop today. As a best-selling author, Mr. Heinemeier Hansson has co-written several notable books, including "REWORK," "It Doesn’t Have to Be Crazy at Work," "REMOTE: Office Not Required," and "Getting Real," alongside Jason Fried. He is also a regular contributor to Hey World and frequently shares his expertise on various podcasts. Mr. Heinemeier Hansson earned a degree in Computer Science and Business Administration from Copenhagen Business School.
2024 Board and Committee Attendance
Mr. Heinemeier Hansson does not sit on any Board committees. He attended all Board meetings held in 2024 since joining the Board.
Current Public Directorships
None.

David Heinemeier Hansson 45 Oregon, United States Director since 2024 Independent	Securities Held RSUs: Mr. Heinemeier Hansson currently holds 3,451 RSUs under our LTIP. DSUs: Mr. Heinemeier Hansson currently holds 61 DSUs under our LTIP. 2024 Annual Meeting Votes Not applicable.

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Jeremy Levine has been member of our Board since February 2011. Since January 2007, Mr. Levine has been a Partner at Bessemer Venture Partners, a venture capital firm he joined in May 2001. Mr. Levine currently serves on the board of directors of Pinterest (NYSE) and on the boards of a number of privately held companies. Mr. Levine holds a B.S. degree in Computer Science from Duke University.
2024 Board and Committee Attendance
Mr. Levine is a member of our Nominating and Corporate Governance Committee. He attended 4/5 of our Board meetings in 2024, and all Nominating and Corporate Governance Committee meetings held in 2024.
Current Public Directorships
Mr. Levine currently serves on the Board of Directors of Pinterest, Inc. (NYSE).
Securities Held
Shares: Mr. Levine currently owns 720,520 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.

Jeremy Levine 51 New York, United States Director since 2011 Independent	2024 Annual Meeting Votes Mr. Levine received 96.37% of all votes cast at our 2024 annual meeting of shareholders.

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Prashanth Mahendra-Rajah has been a member of our Board since June 2024. He is the Chief Financial Officer at Uber (NYSE), where he leads the company's accounting, corporate development, investor relations, strategic finance, tax, and treasury teams around the world. Prior to joining Uber, Mr. Mahendra-Rajah served as Chief Financial Officer of Analog Devices, a global leader in the design and manufacturing of analog, mixed signal, and DSP integrated circuits, and further as Chief Financial Officer of WABCO Holdings Inc., a global supplier of commercial vehicle technologies. He has also previously served as Division CFO and in other financial leadership roles at Applied Materials, Visa, and United Technologies. Mr. Mahendra-Rajah was recognized by Institutional Investor magazine as a Top CFO in 2020, 2021, 2022 and 2023 by equity research analysts. Mr. Mahendra-Rajah is a member of the board of directors of the Goodyear Tire & Rubber Company (Nasdaq), where he serves on the audit committee and committee on corporate responsibility and compliance. He also serves on the board of advisors and on the finance committee for the Isabella Stewart Gardner Museum in Boston and is a member of the advisory board for the School of Engineering, Department of Computer and Electrical Engineering at the University of Michigan. Mr. Mahendra-Rajah holds a B.S. in chemical engineering from the University of Michigan, an M.S. in engineering from Johns Hopkins University, and an M.B.A. from the Krannert School of Management at Purdue University.

Prashanth Mahendra-Rajah 55 Massachusetts, United States Director Since 2024 Independent

2024 Board and Committee Attendance
Mr. Mahendra-Rajah is the Chair of our Audit Committee. He attended all Board and Audit Committee meetings held in 2024 since joining the Board.
Current Public Directorships
Mr. Mahendra-Rajah currently serves on the Board of Directors of Goodyear Tire & Rubber Company (Nasdaq).
Securities Held
Shares: Mr. Mahendra-Rajah currently owns 133 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.
RSUs: Mr. Mahendra-Rajah currently holds 11,188 RSUs under our LTIP.
DSUs: Mr. Mahendra-Rajah currently holds 397 DSUs under our LTIP.
2024 Annual Meeting Votes
Mr. Mahendra-Rajah received 97.66% of all votes cast at our 2024 annual meeting of shareholders.

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Joe Natale has over 30 years of experience in building and leading high-growth businesses in technology, telecommunications, and digital transformation. From 2017 until 2021, he served as President and Chief Executive Officer of Rogers Communications, a Canadian provider of wireless communications, internet, TV, and sports entertainment services. Prior to his role at Rogers, Mr. Natale served as President and CEO of TELUS, where he was instrumental in transforming the company from a regional telecom provider into a leading national wireless and enterprise brand. He began his career as a software engineer and later co-founded a business transformation and systems integration consulting firm that was acquired by KPMG. Mr. Natale held successive leadership roles at KPMG Consulting, including Managing Partner for Canada and ultimately serving as Global Managing Director in the consumer and industrial markets segment, where he advised Fortune 500 companies on customer acquisition and retention, supply chain optimization, and digital integration. He has served as a director for Rogers, TELUS, TD Bank, Livingston International, Home Capital, and Celestica, and currently sits on the board of Sun Life while advising Altas Partners, a private equity investment firm. Additionally, he is a board member and advisor to the Creative Destruction Lab, a global startup accelerator with locations in 6 countries, and serves as a trustee of SickKids Hospital in Toronto. Mr. Natale holds a degree in Electrical Engineering from the University of Waterloo.

Joe Natale 61 Ontario, Canada Director Nominee Independent

2024 Board and Committee Attendance
Not Applicable.
Current Public Directorships
Mr. Natale currently serves on the Board of Directors of Sun Life Financial (TSX, NYSE, PSE).
Securities Held
Shares: Mr. Natale currently owns 2,985 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.
2024 Annual Meeting Votes
Not Applicable.

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Kevin Scott has been a member of our Board since July 2024. Mr. Scott is the Executive Vice President of AI and Chief Technology Officer at Microsoft (MSFT). With a 20-year career in academia and industry, Mr. Scott has held key roles at some of the most influential companies in technology, including Senior VP of Engineering at LinkedIn and a role at Google. Mr. Scott hosts the "Behind the Tech" podcast and authored "Reprogramming the American Dream." Mr. Scott is a co-inventor on several patents and he has also authored several publications on dynamic binary rewriting, cited hundreds of times in scholarly research. Mr. Scott holds an M.S. from Wake Forest University and a B.S. from Lynchburg College, with extensive Ph.D. work in computer science at the University of Virginia.

2024 Board and Committee Attendance
Mr. Scott does not sit on any Board committees. He attended all Board meetings held in 2024 since joining the Board.
Current Public Directorships
None.

Kevin Scott 53 California, United States Director since 2024 Independent	Securities Held RSUs: Mr. Scott currently holds 5,793 RSUs under our LTIP. DSUs: Mr. Scott currently holds 221 DSUs under our LTIP. 2024 Annual Meeting Votes Not Applicable.
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Toby Shannan has served as a member of our Board since January 2023. Mr. Shannan was formerly Chief Operating Officer of Shopify from September 2020 to September 2022 and spent 12 years leading Shopify’s global operations as well as its customer support and service strategy. Prior to joining Shopify, Mr. Shannan also held the role of Vice President, Sales and Marketing, at DNA Genotek. Mr. Shannan is a board member and trustee at the Santa Fe Institute.
2024 Board and Committee Attendance
Mr. Shannan does not sit on any Board committees. He attended 4/5 of the Board meetings held in 2024.
Current Public Directorships
None.
Securities Held
Shares: Mr. Shannan currently holds 265,151 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.
RSUs: Mr. Shannan currently holds 7,933 RSUs under our LTIP. DSUs: Mr. Shannan currently holds 1,206 DSUs under our LTIP.
Toby Shannan	2024 Annual Meeting Votes
55 Ontario, Canada Director since 2023 Non-Independent*
Mr. Shannan received 99.61% of all votes cast at our 2024 annual meeting of shareholders.

*Mr. Shannan is not independent by reason of him having served, within the last 3 years, as an executive officer of the Company.

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Fidji Simo has been a member of our Board since December 2021. Ms. Simo is the Chief Executive Officer and Chair of the board of directors of Instacart (Nasdaq), an on-demand online grocery platform. She is a member of the board of OpenAI. Prior to joining Instacart, Ms. Simo held a variety of positions over 10 years with increasing responsibility at Facebook (now Meta), ultimately serving as the Vice President and Head of the Facebook app. Ms. Simo began her career as a strategy manager at eBay. Ms. Simo is a co-founder of the Metrodora Institute, serves as President of the Metrodora Foundation, and is the co-founder of Women in Product, a non-profit organization. Ms. Simo holds a Master of Management from HEC Paris.
2024 Board and Committee Attendance
Ms. Simo is a member of our Compensation and Talent Management Committee. She attended all Board and Compensation and Talent Management Committee meetings in 2024.
Current Public Directorships
Ms. Simo currently serves on the Board of Directors of Maplebear Inc., DBA Instacart (Nasdaq).

Fidji Simo 39 California, United States Director since 2021 Independent
Securities Held
Shares: Ms. Simo currently owns 13,181 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.
RSUs: Ms. Simo currently holds 4,795 RSUs under our LTIP.
DSUs: Ms. Simo currently holds 1,042 DSUs under our LTIP.
2024 Annual Meeting Votes
Ms. Simo received 92.83% of all votes cast at our 2024 annual meeting of shareholders.

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Corporate Cease Trade Orders, Bankruptcy or Securities Penalties

To the knowledge of Shopify, none of the proposed directors is at the date hereof or has been, in the last 10 years before the date hereof, a director, Chief Executive Officer or Chief Financial Officer of any company, including Shopify, that (i) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemptions under securities legislation, that was in effect for a period of more than 30 consecutive days (an "Order") that was issued while the proposed director was acting in such capacity; or, (ii) was subject to an Order that was issued after the proposed director ceased to be a director, CEO or CFO and which resulted from an event that occurred while that person was acting in the capacity as director, CEO, or CFO.

To the knowledge of Shopify, none of the proposed directors is at the date hereof or has been in the 10 years before the date hereof, a director or executive officer of a company, including Shopify, that, while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, except for:

•Jeremy Levine, who, until June 4, 2018, was a board member of Onestop Internet Inc., a corporation that made an assignment for the benefit of creditors on June 4, 2018. The sale of assets and the liquidation has been completed and any arrangements with creditors have been or are expected to be settled. Jeremy Levine was also a board member, until May 29, 2019, of Rabbit, Inc., a corporation that made an assignment for the benefit of creditors on May 24, 2019. The liquidation has been completed.
•Fidji Simo, who, until November 24, 2020, was a board member of Cirque du Soleil Entertainment Group, a corporation that filed for protection under the Companies' Creditors Arrangement Act ("CCAA") in Canada and Chapter 15 in the United States on June 30, 2020. On November 24, 2020, the company announced the closing of a sale transaction with the company's secured creditors and its emergence from CCAA and Chapter 15 protection.

To the knowledge of Shopify, none of the proposed directors has, within the last 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his or her assets.

To the knowledge of Shopify, none of the proposed directors has at the date hereof, been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Director Independence

Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company's board of directors. For purposes of the Nasdaq rules, an independent director means a person who, in the opinion of our Board, has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under National Instrument 58-101 – Disclosure of Governance Practices adopted by the Canadian Securities Administrators ("NI 58-101"), a director is considered to be independent if he or she is independent within the meaning of Section 1.4 of National Instrument 52-110—Audit Committees ("NI 52-110").

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Pursuant to our Board Charter, our Board shall be comprised of a majority of independent directors within the meaning of the applicable listing standards of the Nasdaq and National Policy 58-201 – Corporate Governance Guidelines adopted by the Canadian Securities Administrators ("NP 58-201").

Our Board has undertaken a review of the independence of each existing and proposed director. Based on information provided by each director and director nominee concerning their background, employment and affiliations, our Board has determined that Messrs. Heinemeier Hansson, Levine, Mahendra-Rajah, Natale, and Scott, and Mses. Goodman, Simo, and Meservey, are "independent" as that term is defined under the listing standards of the Nasdaq and NI 58-101. The majority of the current Board (8 out of 10) and the director nominees (8 out of 10) are independent. In making this determination, our Board considered the current and prior relationships that each non-employee director and director nominee has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each such person. Mr. Lütke is not independent due to his role as the Company's Chief Executive Officer. Mr. Shannan is not independent by reason of him having served, within the last three years, as an executive officer of the Company.

Director Interlocks

Members of our Board are also members of the boards of other companies. An interlock occurs when two Board members also serve together on the board of another company. Pursuant to Shopify's Corporate Governance Guidelines, there shall be no more than two board interlocks at any given time. Currently, there are not more than two board interlocks and, following the Meeting, there are expected to be no interlocks between our Board members.

Composition of Board Committees1

Pursuant to the Charters of each of the Audit Committee, the Compensation and Talent Management Committee, and the Nominating and Corporate Governance Committee, each committee is to be comprised of only independent directors. The following are the directors who serve on each of the Board committees as of the date of this Circular:

Audit Committee	Compensation and Talent Management Committee	Nominating and Corporate Governance Committee
Prashanth Mahendra-Rajah (Chair)	Gail Goodman (Chair)	Robert Ashe (Chair)
Robert Ashe	Robert Ashe	Jeremy Levine
Gail Goodman	Fidji Simo

1
Mr. Heinemeier Hansson, Ms. Meservey, Mr. Scott and Mr. Shannan do not currently sit on any Board committees. After 12 years of service, Mr. Ashe will be retiring from the Board after the Meeting. The Nominating and Corporate Governance Committee and the Board are recommending Mr. Natale as a nominee for election at the Meeting to replace Mr. Ashe. The Board intends to appoint Mr. Natale as Lead Independent Director and as a member of each of the Board committees and Chair of the Nominating and Corporate Governance Committee following the Meeting.

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2. Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, Chartered Professional Accountants, has acted as the Company's Independent Registered Public Accounting Firm since August 2011. In order to be effective, the resolution to reappoint PricewaterhouseCoopers as the Company's Independent Registered Public Accounting Firm and to authorize the Board to fix their remuneration must be approved by a majority of votes cast by shareholders, voting together as a single class, attending the Meeting themselves or represented by proxy at the Meeting. In 2024, 99.52% of votes cast at our annual meeting of shareholders were in favor of reappointing PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm.

Unless authority is withheld, the management nominees named in the form of proxy intend to vote FOR the reappointment of PricewaterhouseCoopers LLP, the present Independent Registered Public Accounting Firm of the Company, as the Independent Registered Public Accounting Firm of the Company, to hold office until the next annual meeting of shareholders and to authorize the Board to fix their remuneration.

Auditor Evaluation

The Audit Committee reviews, with senior financial management and the Independent Registered Public Accounting Firm, on an annual basis, the performance of the Independent Registered Public Accounting Firm and auditor independence and rotation.

Auditor Service Fees

The aggregate amounts paid or accrued by the Company with respect to fees payable to PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Company, for audit (including separate audits of wholly-owned and non-wholly owned entities, financings, regulatory reporting requirements and SOX related services), audit-related, tax and other services in the years ended December 31, 2024 and 2023 were as follows (in millions):

Fees	Fiscal 2024 ($)	Fiscal 2023 ($)
Audit Fees	3.47	3.52
Audit-Related Fees	—	—
Tax Fees	0.15	0.07
All Other Fees	0.03	—
Total	3.65	3.59

Audit fees relate to the audit of our annual consolidated financial statements, the review of our unaudited interim condensed consolidated financial statements, statutory audits of certain of our wholly-owned subsidiaries' financial statements, and services in connection with regulatory prospectus filings related to our 2024 short-form base shelf prospectus filed with the securities commissions in each of the provinces and territories in Canada, except Quebec, and the corresponding shelf registration statement on Form F-10 filed with the U.S. Securities and Exchange Commission.

Audit-related fees consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under "Audit Fees".

Tax fees relate to assistance with tax compliance, tax planning and various tax advisory services.

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Other fees are any additional amounts for products and services provided by the principal accountants other than the services reported above under "Audit Fees", "Audit-Related Fees" and "Tax Fees".

Audit Committee Pre-Approval Policies and Procedures

From time to time, management recommends to and requests approval from the Audit Committee for audit and non-audit services to be provided by the Company's independent registered public accounting firm. The Audit Committee considers such requests, if applicable, on a quarterly basis, and if acceptable, pre-approves such audit and non-audit services. During such deliberations, the Audit Committee assesses, among other factors, whether the services requested would be considered "prohibited services" as contemplated by the SEC, and whether the services requested and the fees related to such services could impair the independence of the Company's registered public accounting firm.

The Audit Committee considered and agreed that the fees paid to the Company's independent registered public accounting firm in the years ended December 31, 2024 and 2023 are compatible with maintaining the independence of the Company's registered public accounting firm. Since the implementation of the Audit Committee pre-approval process in November 2015, all audit and non-audit services rendered by our independent registered public accounting firm have been pre-approved by the Audit Committee.

3. Non-binding Advisory Vote on Executive Compensation

Shopify is presenting a non-binding advisory vote on the Company's approach to executive compensation as part of our process of shareholder engagement.

Shopify is committed to providing shareholders with executive compensation disclosure that is clear and comprehensive, and ensuring that shareholders fully understand the objectives, philosophy and principles that the Board has applied in its approach to executive compensation.

Shopify endeavors to maintain an executive compensation program that attracts, motivates and retains high-performing executives who will continue to create sustainable, long-term value for our shareholders. Please see "Section 3: Compensation Discussion and Analysis - Compensation of Executives" for more information about our approach to executive compensation. In 2024, 69.18% of votes cast at our annual meeting were in favor of the Company's approach to executive compensation. In 2024, 69.18% of votes cast at our annual meeting were in favor of the Company's approach to executive compensation. This result is not aligned with historical results for the Company's advisory vote on our executive compensation program, which, in the five years prior to 2023, averaged greater than 90% support. Following the 2024 annual meeting, management requested engagements with the Company’s top shareholders representing nearly 20% of Class A Subordinate Voting Shares outstanding, with a focus on the Company’s approach to executive compensation. In these engagements, the Company sought feedback from shareholders to understand where they would find additional information on the Company’s compensation approach and structure beneficial and discussed the benefits and drawbacks of performance-based awards (especially for a company operating in a dynamic environment). The Company's Lead Independent Director joined these engagements, where requested. The Company's senior leadership and the Compensation and Talent Management Committee discussed and reviewed this feedback and the Compensation and Talent Management Committee also reviewed compensation practices and areas of development with the Company's independent compensation consulting firm. In this Circular, the Company has provided additional details on the structure of executive compensation grants (explaining in detail the annual "boxcar" equity grants and related vesting structure) and the process by which the Compensation and Talent Management Committee reviews and assesses such grants. See "Section 3: Compensation Discussion and Analysis" of this Circular. The Compensation and Talent Management Committee
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continues to focus executive compensation design on retaining top-talent and incentivizing long-term growth, in alignment with shareholder interests.

The management nominees named in the form of proxy intend to vote FOR the following non-binding, advisory resolution in respect of Shopify's approach to executive compensation:

"BE IT RESOLVED THAT, on an advisory basis, and not to diminish the role and responsibilities of the Board of Directors, the shareholders accept the approach to executive compensation disclosed in the Company's management proxy circular delivered in advance of the 2025 annual meeting of shareholders."

Approval of this non-binding, advisory resolution will require an affirmative vote of a majority of the votes cast by shareholders, voting together as a single class, attending the Meeting themselves or represented by proxy at the Meeting. Since this is an advisory vote, the results will not be binding upon the Board. However, the Board and the Compensation and Talent Management Committee will take the results of the vote into account when considering future compensation policies, procedures and decisions, and in determining whether there is a need to increase their engagement with shareholders on compensation and related matters.

In the event that a significant number of shareholder votes oppose the resolution, the Board will consult with shareholders, particularly those who are known to have voted against it, in order to understand their concerns and will review the Company's approach to compensation in the context of those concerns. Shareholders who have voted against the resolution will be encouraged to contact the Board to discuss their specific concerns. See "Section 4: Corporate Governance Policies and Practices - Shareholder Communications with the Board" of this Circular.

Shareholder Proposals

There are no shareholder proposals to be considered at the Meeting.

Shareholder proposals to be considered for inclusion in next year's management proxy circular for the Company's 2026 annual meeting of shareholders must be submitted during the 60-day period between January 18, 2026 and March 19, 2026, subject to adjournment or postponement of the Meeting, and must comply with section 137 of the CBCA.

We have adopted an advance notice by-law that provides that shareholders seeking to nominate candidates for election as directors must provide timely written notice to our Corporate Secretary. See "Section 4: Corporate Governance Policies and Practices - Advance Notice Requirements for Director Nominations" of this Circular.

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SECTION 3: COMPENSATION DISCUSSION AND ANALYSIS

Compensation of Executives

Introduction

This section provides an overview of our executive compensation philosophy, objectives, policies, and practices that apply to the compensation paid to our named executive officers ("Named Executive Officers" or "NEOs"), including our Chief Executive Officer and Chief Financial Officer. In this section, we also describe the key factors considered in making executive compensation decisions in 2024 and how these decisions align with our strategy. Our Named Executive Officers for the year ended December 31, 2024 , were:

Tobias Lütke	Chief Executive Officer & Head of R&D
Jeff Hoffmeister	Chief Financial Officer
Kasra Nejatian	Chief Operating Officer & VP Product
Jessica Hertz	General Counsel
Harley Finkelstein	President

Executive Compensation Philosophy

At Shopify, we’re building a 100-year company. To support this vision, we employ a long-term approach to executive compensation that aligns our executives’ interests with those of our shareholders. We firmly believe that this not only incentivizes strong, sustained performance but also promotes retention of our world-class leadership team. We believe motivating and retaining a highly talented team of executives who are innovative and dedicated to their craft in service of our merchants is a key factor of Shopify’s long-term success.

We continually evaluate our executive compensation program as the company evolves. In 2024, we introduced a new structure to the long-term incentive component of our executive compensation program through annual "boxcar" equity grants. These equity grants are made years in advance with a cliff vesting schedule and avoid overlapping vesting periods (which we used prior to 2024) to provide a clearer and more predictable equity distribution over time. The structure of these awards is designed to retain talent, drive achievement of Shopify’s mission and foster a culture of long-term success. For a detailed description of the "boxcar" equity grants and cliff vesting schedule, please see the information under the heading "Long-Term Incentive Compensation" in this section of the Circular.

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2024 Business Highlights

2024 was another year of consistently strong growth for Shopify that, coupled with discipline and strategic decision-making, delivered improving profitable results. Key business highlights in 2024 include:

Strategy
Key elements of our strategy in 2024 included continuing to: grow our base of merchants, grow our merchants' revenue, expand our platform and introduce innovative solutions, grow and develop our ecosystem, expand our referral partner programs, and focus on building for the long term.

We consider our merchants' success to be one of the most powerful drivers of our business model. When our merchants grow their sales and become more successful, they typically consume more of our merchant solutions, upgrade to higher subscription plans and purchase additional apps.

Our mission is to make commerce better for everyone and we believe we can help merchants of all verticals and sizes, from aspirational entrepreneurs to high-volume enterprises, start, scale, and grow their businesses to thrive at any stage.

Growth
We have executed well on our growth strategy, as demonstrated by the consistent and strong expansion of revenue for the past several years. In 2024, we grew revenue by 26% to $8.9 billion and our millions of merchants in more than 175 countries generated $292 billion in gross merchandise volume ("GMV"), a 24% increase over the prior year. In 2024, we surpassed $1 trillion in cumulative GMV processed through Shopify and saw over 875 million unique online shoppers purchase from a Shopify brand. On the profitability side, we expanded our free cash flow[1] of $1.6 billion for 2024, attaining 18% free cash flow margin, up 500 basis points from 13% in 2023. Demonstrating our ability to deliver both growth and profitability at scale.

People & Culture
Shopify is a company designed for world-class crafters and we are intentionally building a culture and environment that empowers our talented people. We value employees who are merchant-obsessed and thrive on change. Teams at Shopify experiment, observe and iterate to make commerce better for everyone. In 2024, we launched “~Mastery” in support of talent growth and development. “~Mastery” is a talent system that is built for and rewards those who show up better to work every day on the continuous journey to improve their craft.

Shopify has a remote-first work environment for employees, gathering in-person periodically during the year to connect and solve complex problems. Teams align through “Local Access” in certain cities, in-person team events or “Bursts” and key company moments, which in 2024, included a company-wide Summit, held in Toronto, Canada. These in-person moments foster connection and drive mission alignment and impact. Employees also have the opportunity to tackle novel problems and projects through Hack Days, which, in 2024 included in-person collaboration in cross-company teams.

Innovation
Commerce is continually evolving, especially in response to new and emergent technologies. Shopify strives on behalf of its merchants to not just keep pace in a dynamic environment, but to bring to market new and better selling and buying experiences by leveraging what technology and connectivity have made possible. We are simplifying the user experience for smaller merchants, equipping them with new and innovative ways to compete, as well as for larger merchants seeking technology and support for higher volumes and global reach. Research and development at Shopify is focused on product management, product development, and product design to accomplish these goals.

Some of our 2024 product launches and business highlights include: rolling out tap-to-pay for Shopify POS to multiple additional countries; expanding availability of Shopify Campaigns to all Shopify plans; expanding Shop Cash and Shop Campaigns to Canada; integrating with YouTube Shopping in the United States; launching a new collaboration with Oracle for enterprise; becoming Roblox’s first commerce integration partner; launching our first AI-powered search integration with Perplexity; making our AI-enabled commerce assistant, Sidekick, available to all merchants in English; expanding our Shopify Payments offering through a partnership with PayPal; integrating Klarna into Shopify Payments as a local payment method for certain countries; expanding Shopify Tax to the United Kingdom and European Union; launching Shopify Balance for Plus; expanding POS Terminal to 8 additional countries; and integrating Shopify Payments into Shopify POS in France.

1	Free cash flow is a non-GAAP financial measure. Please refer to “Section 5: General and Additional Information - Non-GAAP Measures” of this Circular for more information.
For more information regarding our key business highlights for 2024, please refer to our Financial Statements, including the Report of Independent Registered Public Accounting Firm thereon and the related MD&A, which are included with the Company's Annual Report on Form 10-K, accessible on SEDAR+ at sedarplus.ca, on EDGAR at sec.gov and on our website at shopifyinvestors.com.

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The above graph compares the total shareholder return on a $100 investment in Shopify's Class A subordinate voting shares to the same investment in the S&P 500 IT Index and the S&P/TSX Composite Index over the same period. The above graph shows how a $100 investment in Shopify on January 2, 2020, with a closing stock price of $40.78 on such date (on a pro-forma basis, after giving effect to the Share Split), would have grown to $260.73 on December 31, 2024, with a closing stock price of $106.33 on such date. The above graph shall not be deemed "soliciting material" or to be "filed" with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of Shopify Inc. under the Securities Act of 1933 (as amended) or the Exchange Act.

Compensation Objectives

Our executive compensation program is designed to achieve the following objectives:

•Align the financial interests of our executive officers with those of our shareholders by providing a majority of executive compensation in the form of long-term, equity-based incentives.
•Motivate our executive officers to drive long-term value and growth of our business while taking appropriate levels of risk.
•Provide market-competitive compensation opportunities to attract and retain experienced and high-performing executive officers whose knowledge, skills, and level of impact are critical to our success.
•Promote consistency and internal equity amongst our NEOs.

Our compensation program aims to ensure that the compensation we pay our executives, including our NEOs, is related to factors that influence shareholder value. In order to align the interests of our executives with those of Shopify and its shareholders, a substantial majority of the compensation paid to our executives is in the form of long-term, equity-based incentives, such that the overall value of compensation paid to our executives is largely determined by our stock price performance over the long-term. Therefore, there has been a strong correlation between the stock price trends shown in the stock performance graph above and the realized compensation levels our executives received during the same period. Stock price performance, however, is not the only indicator of the success of our leadership team, especially in the short term. Considerations that influence our executive compensation decisions include company operational and strategic performance, the nature of an individual's role, and individual performance and impact to our business.
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Compensation Governance

Our Board has adopted a written charter for the Compensation and Talent Management Committee that establishes the Compensation and Talent Management Committee's purpose and its responsibilities with respect to executive compensation. This charter provides that the Compensation and Talent Management Committee shall, among other things, assist the Board in its oversight of executive compensation, management development and succession, Board member compensation, executive compensation governance and disclosures, and human capital management. The full text of the charter can be found at shopifyinvestors.com.

Our Compensation and Talent Management Committee currently consists of Gail Goodman (Chair), Robert Ashe and Fidji Simo. Each of these directors is considered by the Board to be independent. For more information on the skills and experience of our continuing Compensation and Talent Management Committee members, please see their biographies in "Section 2: Business of the Meeting - 1. Election of Directors" on page 9 of this Circular.

The Compensation and Talent Management Committee holistically determines the total compensation for each NEO. A Named Executive Officer's impact and the related compensation package are not determined based on a formulaic approach or quantifiable weighting. The Compensation and Talent Management Committee believes executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year. These factors include, but are not limited to, the performance of each executive including the impact and criticality of each executive to Shopify’s strategy and mission; relative scope and complexity of each executive’s role; market data developed by its independent compensation consulting firm; the individual's existing equity holdings, internal pay parity considerations amongst the NEOs, and recommendations from its independent compensation consulting firm as well as from the CEO (other than with respect to his own compensation). For example, in determining Mr. Lütke’s 2024 compensation, the Compensation and Talent Management Committee considered numerous factors including Mr. Lütke’s outstanding leadership, Shopify's continued growth and innovation as detailed under the heading "2024 Business Highlights" on page 30 of this Circular, the competitiveness of his annual compensation against peers within the comparator group discussed below, and his performance in light of his goals for the year.

The Compensation and Talent Management Committee retains Compensia, an independent compensation consulting firm, to advise the Compensation and Talent Management Committee on executive and Board compensation and related governance matters. Compensia advises on the compensation comparator group for use in executive and Board compensation benchmarking, conducts executive and Board compensation assessments against the compensation comparator group, assists in reviewing the Company's equity program design and strategies, and assists in assessing the competitiveness and design of the executive and board compensation arrangements recommended by the Compensation and Talent Management Committee. Compensia was originally retained by the Compensation and Talent Management Committee in 2017.

Executive Compensation-related Fees

For the services rendered in 2024, aggregate professional service fees paid to Compensia were $166,402. Compensia did not provide any services to Shopify other than directly to the Compensation and Talent Management Committee or as approved and overseen by the Compensation and Talent Management Committee.

Year	Consulting Firm	Executive Compensation Consulting-related Fees ($)	All Other Fees	Total Fees ($)
2024	Compensia	166,402	—	166,402
2023	Compensia	188,960	—	188,960

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Comparator Group

The fiscal year 2024 compensation comparator group was developed in 2023 by Compensia and reviewed and approved by our Compensation and Talent Management Committee. Generally, the comparator group consisted of public technology companies identified as similar in industry, business focus, stage or labor competitors with comparable revenue, revenue growth, market capitalization, and employee populations to Shopify.

The comparator group that was used to inform compensation decisions in terms of level of pay and pay mix for our executives, including our NEOs, for 2024 consisted of the following companies:

Adobe Inc. Airbnb Inc. Atlassian Corporation PLC Autodesk Inc. Block Inc. CrowdStrike Holdings Inc. Doordash Inc.	Fortinet Inc. Intuit Inc. Palo Alto Networks Inc. Pinterest Inc. ServiceNow Inc. Snap Inc. Snowflake Inc.	Splunk Inc. Twilio Inc. Uber Technologies Inc. Veeva Systems Inc. Workday Inc. Zoom Video Communications Inc.
The Compensation and Talent Management Committee reviews the comparator group and makes adjustments on at least an annual basis if changes in market position and company size or other company circumstances, including our own, suggest more representative comparator group companies.

In September 2024, the Compensation and Talent Management Committee revised the comparator group for 2025 to exclude Twilio and Zoom Video Communications Inc. due to size and value disparity and Splunk due to its acquisition.

Additions	Deletions
n/a	Splunk Inc. Twilio Inc. Zoom Video Communications Inc.
Flexible Compensation

In 2022, Shopify launched a new flexible compensation program ("Flex Comp"), which provides employees with a dollar-denominated annual compensation amount ("Wallet Value") that can be allocated between cash, stock options, and RSUs at the discretion of employees, subject to a minimum cash guardrail and certain other restrictions to ensure, among other things, compliance with applicable law. Individuals are also subject to minimum equity requirements depending on their job level. We built Flex Comp to define the future of compensation at Shopify, with a focus on three key elements:

Agency	Bringing agency to our people is a foundational principle of Flex Comp. Flex Comp provides employees with a Wallet Value that can be allocated between cash, stock options and RSUs at their discretion. This approach empowers employees to determine the mix of cash and equity awards that works best for them.
Clarity	The Flex Comp user interface, referred to internally as the "Rewards Wallet", lays out all aspects of an employee's compensation in one place, providing employees with a one-stop-shop for understanding pay.
Impact	Shopify is a mission-driven company, and everything we build is in support of this mission, including Flex Comp. An employee's Wallet Value will grow as they advance in their career and have a positive impact on Shopify's mission.

Flex Comp election windows open on a quarterly basis, giving employees periodic opportunities to adjust their compensation mix as their needs change. The portion of an employee's Wallet Value that is allocated to cash in a given election window starts being paid to the employee as part of their regular payroll schedule on the first day of the subsequent quarter. Similarly, the Wallet Value that is allocated towards RSUs and/or stock options in a given election window takes effect on the first day of the subsequent quarter. The NEOs may elect to allocate their Wallet Equity Awards (as defined below) to equity awards that vest in equal monthly installments over the course of the quarter or over a three-year vesting period.
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Program Design
Our executive compensation program consisted of the following elements:

Component	Form	Description
Wallet Value	Cash, Stock Options and RSUs
As described under the heading entitled "Flexible Compensation" on page 29 of this Circular, the majority of our employees, including our NEOs (with the exception of Mr. Lütke), are provided with a dollar-denominated annual compensation amount, or "Wallet Value", that can be allocated between cash, stock options, and RSUs at their discretion.

In February 2024, the Compensation and Talent Management Committee approved compensation for the NEOs. For NEOs other than Mr. Lütke, the 2024 compensation included a Wallet Value of USD $1,000,000. For these NEOs, the portion of their Wallet Value that they allocated to cash in 2024 determined their base salary for the year.

Additionally, our NEOs can elect to receive RSUs and/or stock options to the extent they allocate a portion of their Wallet Value to equity awards ("Wallet Equity Awards"). The NEOs may elect to allocate their Wallet Equity Awards to awards that vest in equal monthly installments over the course of the quarter or awards over a 3-year vesting period.

Mr. Lütke does not participate in Flex Comp. In 2024, his base salary was maintained at CAD $1.

Long-Term Incentive	Stock Options and RSUs
Our NEOs generally receive an annual grant of equity awards ("Annual Equity Awards"), consisting of a combination of stock options and RSUs. Annual Equity Awards granted to our NEOs are based on consideration of:

•total compensation opportunity;
•talent attraction and retention;
•market competitiveness;
•recommendations from our CEO (other than with respect to his own compensation):
•individual performance and level of impact;
•changes in scope or breadth of role or responsibilities;
•existing equity award holdings (including the unvested portion of such awards);
•internal fairness;
•available equity plan funding/dilution limitations; and
•market practices related to aggregate equity dilution metrics, including burn rate and compensation expense.

For 2024, the annual equity awards granted to our NEOs (with the exception of Mr. Lütke) consisted of (i) an initial equity grant, which vests over a period of 2 years, and (ii) a boxcar equity grant, which has a 2-year cliff and vests monthly over 12 months beginning in the 3rd year after the initial grant. Together, equity vesting under the initial grant awarded in 2024 and equity vesting under equity grants awarded prior to 2024, is intended to provide NEOs with their target annual compensation level during the transition period (the 2-year period before their first boxcar grant vests). In future years, we expect to only award boxcar equity grants, subject to limited exceptions, such as when the scope of the responsibilities of our NEOs has increased. For a detailed description of the "boxcar" equity grants and cliff vesting schedule, please see the heading "Long-Term Incentive Compensation" in this section of the Circular.

Employee Benefits & Perks	Flexible vacation, benefits and perks
Benefits include health, dental, and life and disability insurance, as well as flexible vacation, paid parental leave, and an annual flex funds allowance. The same benefits are offered to all Shopify employees with minimal regional variability depending on the program.

Base Salary
In February 2024, the Compensation and Talent Management Committee approved compensation for the NEOs. For NEOs other than Mr. Lütke, the 2024 compensation included a Wallet Value of USD $1,000,000. Like any other Shopify employee participating in Flex Comp, our participating NEOs have the ability to allocate their Wallet Value between cash, stock options, and RSUs at their discretion. We believe this flexible approach to compensation is a differentiating feature of our compensation program and one that helps us attract and retain high-performing executives by allowing these individuals to
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tailor a portion of their compensation to suit their needs. For each of our participating NEOs, the portion of their Wallet Value allocated to cash in 2024 determined their base salary for the year.

Mr. Lütke does not participate in Flex Comp. For the fifth consecutive year, the Compensation and Talent Management Committee approved Mr. Lütke's request to receive a CAD $1 base salary. The remainder of his 2024 compensation was in the form of a long-term equity award, allocated between stock options (75%) and RSUs (25%), which reflects the strong belief of Mr. Lütke in the long-term performance of the Company, and the Board and Mr. Lütke's desire to drive alignment of his realized pay outcomes with the interests of our shareholders over the long term. For additional information on the equity awards granted to Mr. Lütke in 2024, please refer to "2024 Annual Equity Awards" on page 33 of this Circular.

The table below sets forth the annual base salaries (in cash compensation) for our NEOs for fiscal year 2024.

Name	Effective Date	Base Salary ($US)(1)	Base Salary ($CAD)
Tobias Lütke	January 1, 2024	0.6950	1
Jeff Hoffmeister	January 1, 2024	1,000,000	1,438,900
Kasra Nejatian	January 1, 2024	800,000	1,151,120
Jessica Hertz	January 1, 2024	1,000,000	1,438,900
Harley Finkelstein	January 1, 2024	929,610	1,337,568

1	The amounts disclosed in respect of Messrs. Hoffmeister and Nejatian and Ms. Hertz reflect the amounts allocated by these individuals to cash in 2024 under the Flex Comp program. The amount disclosed in respect of Mr. Finkelstein reflects the amount allocated by Mr. Finkelstein to cash in 2024 under the Flex Comp program, converted to U.S. dollars using an exchange rate of C$1.00 = US$0.6950, which was the Bank of Canada average rate on December 31, 2024. The amount disclosed in respect of Mr. Lütke reflects Mr. Lütke's 2024 base salary amount converted to U.S. dollars using an exchange rate of C$1.00 = US$0.6950, which was the Bank of Canada average rate on December 31, 2024.
We do not provide any form of short-term incentives (performance bonuses or other incentives) to our executive officers, other than as part of Flex Comp. We believe that having a majority of our executive compensation tied to equity compensation aligns more closely with our business strategy and focus on long-term growth and innovation. We believe this structure promotes a focus on long-term retention and shareholder value creation.

Long-Term Incentive Compensation

We differentiate compensation levels among our executives, including our NEOs, through equity compensation. We believe that executive compensation should be designed so that a considerable amount of pay is at risk and correlated with the creation of shareholder value. This approach encourages our executives to adopt a long-term outlook, as the value they receive from their equity-based compensation depends on the Company's stock performance over several years. Additionally, by allocating a substantial portion of executive compensation to equity-based rewards, we align our executives' financial interests with those of our shareholders, allowing both groups to benefit from the sustained growth of our company and its stock price.

As described under the heading "Compensation Governance" in this section of the Circular, a wide-array of factors are taken into consideration by the Compensation and Talent Management Committee when determining equity compensation levels among our executives. These factors include, but are not limited to, the performance of each executive including the impact and criticality of each executive to Shopify’s strategy and mission; relative scope and complexity of each executive’s role; market data developed by its independent compensation consulting firm; the individual's existing equity holdings; internal pay parity considerations amongst the NEOs and recommendations from its independent compensation consulting firm, as well as from the CEO (other than with respect to his own compensation). These decisions are made in a holistic manner, rather than using a formulaic or quantifiable approach.

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In 2024, for Messrs. Hoffmeister and Finkelstein, and Ms. Hertz, we began leveraging the “boxcar” equity grant model as part of our long-term equity compensation which rewards executives for their contributions to Shopify’s long-term performance. Our executives do not receive value from their “boxcar” equity grants until two years after the grant has been awarded to them and vesting is contingent on continued service in an environment that demands and expects high performance. As the stock price increases, so does the value of the shares or options they will receive, incentivizing them to contribute to Shopify’s long-term success and performance. These awards are intended to be annual, recurring awards, which ensures our executives always have a competitive number of unvested shares ahead of them and thus, serve to retain our talented executive team. By adding these “boxcars” one at a time, we establish a clearer and more predictable distribution of equity grants over time, which contributes to consistency in our burn rate under our equity plans over time.

Year(1)
	1	2	3	4	5	6
Initial Grant	vesting over 2 years
Boxcar 1	granted start of year 1; no vesting		vesting in year 3
Boxcar 2		granted start of year 2; no vesting		vesting in year 4
Boxcar 3			granted start of year 3; no vesting		vesting in year 5
Boxcar 4				granted start of year 4; no vesting		vesting in year 6

1	This chart is for illustrative purposes only and does not represent any specific grant(s) to any executive officer(s).
In combination with their Wallet Value, the “boxcar” equity granted aligns the value of each executive's total granted compensation with their target annual compensation level, as determined by the Compensation and Talent Management Committee based on the factors described above.

We utilize time-based equity awards as a means of aligning the interests of our executives with those of our shareholders. We believe that time-based equity awards enable our executives to focus on executing long-term strategic initiatives, thereby benefiting our shareholders, while providing our executives with an appropriate level of incentives for performance and retention. We do not utilize performance-based equity compensation where vesting is contingent on achieving a specific metric or milestone within a defined performance period, as we believe this may encourage short-term and excessive focus on such metrics, which may come at the expense of other factors that ultimately drive long-term success.

The table below sets forth the equity awards granted to our NEOs for fiscal year 2024.

Name	Share-based Awards(1) ($)	Option-based Awards(2) ($)
Tobias Lütke(3)	37,500,076	112,500,007
Jeff Hoffmeister(3)	12,025,108	6,675,027
Kasra Nejatian(3)(4)	200,239	—
Jessica Hertz(3)	9,300,072	3,100,061
Harley Finkelstein(3)	7,285,407	4,587,539

1
The value of share-based awards shown for our NEOs are the grant date fair values for RSU awards granted under the LTIP, being equal to the number of units granted multiplied by the weighted average trading price per Class A subordinate voting share on the NYSE for the 5 trading days immediately preceding the grant date. This compensation has not actually been received by our NEOs and the actual value received may differ.

2	The value of option-based awards shown for our NEOs are the grant date fair values for stock option awards granted under the Stock Option Plan, being equal to the number of stock options granted multiplied by the Black-Scholes value of the options at the time of grant.
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3
The amounts specified above for Mr. Lütke reflect Mr. Lütke's 2024 Annual Equity Award in the amount of $150,000,083, vesting over 5 years. The amounts specified above for Mr. Hoffmeister above reflect the 2024 Annual Equity Awards totaling $18,700,135. The amounts specified above for Mr. Nejatian reflect the 2024 Wallet Equity Awards totaling $200,239. The amounts specified above for Ms. Hertz reflect the 2024 Annual Equity Award in the amount of $12,400,133. The amounts specified above for Mr. Finkelstein reflect: (1) Mr. Finkelstein's 2024 Annual Equity Award in the amount of $11,850,130, and (2) Mr. Finkelstein's 2024 Wallet Equity Awards totaling $22,816.

4
As previously reported in December 2023, Mr. Nejatian received a $75,000,019 grant of RSUs and stock options in lieu of a 2024 Annual Equity Award. The RSUs granted to Mr. Nejatian vest according to the following schedule: 20% on the first anniversary of the grant date, 35% on the second anniversary of the grant date, and 45% on the third anniversary of the grant date. The stock options granted to Mr. Nejatian vest according to the following schedule: 50% on the fourth anniversary of the grant date and 50% on the fifth anniversary of the grant date.

2024 Annual Equity Awards

In February 2024, the Compensation and Talent Management Committee granted Annual Equity Awards to our NEOs (other than Mr. Nejatian, as he received a grant of RSUs and Stock Options in December 2023, satisfying the Annual Equity Award component of his 2024 compensation) after assessing whether each of them was properly incentivized and based on its review of the factors described under "Program Design" on page 30 of this Circular.

In February 2024, the Compensation and Talent Management Committee approved the grant of an Annual Equity Award to Mr. Lütke. Twenty-five percent of the total award value was granted in the form of RSUs, while the remaining seventy-five percent was granted as stock options. The stock options feature a modified, back-loaded, 5-year vesting schedule, reflecting the Compensation and Talent Management Committee's strategic imperative to empower Mr. Lütke to focus on driving sustained performance and shareholder value over an extended timeframe. The vesting schedule and aggregate dollar value of Mr. Lütke's award was determined by the Compensation and Talent Management Committee after reviewing various factors, including the annual CEO pay level of our compensation comparator group. The RSUs granted to Mr. Lütke are scheduled to vest in quarterly installments over three years, with approximately 40% vesting during the third year after grant. The stock options granted to Mr. Lütke are scheduled to vest in quarterly installments over five years, with approximately 33% vesting over each of the fourth and fifth years after grant.

The table below sets forth the Annual Equity Awards granted to Mr. Lütke in February 2024.

Award	Vesting Start Date	Vesting Schedule	Value at Time of Grant ($)(1)(2)
Share-based	February 2024	Quarterly vesting over 36 months	37,500,076
Option-based	February 2024	Quarterly vesting over 60 months	112,500,007

1
The value of the share-based awards shown for Mr. Lütke are the grant date fair values for RSU awards granted under the LTIP, being equal to the number of share units granted multiplied by the weighted average trading price per Class A subordinate voting shares on the NYSE for the 5 trading days immediately preceding the grant date.

2	The value of option-based awards shown for Mr. Lütke are the grant date fair values for stock option awards granted under the Stock Option Plan, being equal to the number of stock options granted multiplied by the Black-Scholes value of the options at the time of grant.
The table below sets forth the Annual Equity Awards (initial equity awards and “boxcar” equity awards) granted to our NEOs (other than Mr. Lütke) for fiscal year 2024, and their vesting schedules. This table does not contain any values from Wallet Equity grants.

NEO	Vesting Start Date(1)	Vesting Schedule	Share-based Awards ($)(2)	Option-based Awards ($)(3)
Jeff Hoffmeister	February 2024	Monthly vesting over 24 months	8,025,053	2,675,013
	February 2026	Monthly vesting over 12 months	4,000,055	4,000,014
Kasra Nejatian(4)	n/a	n/a	n/a	n/a
Jessica Hertz	February 2024	Monthly vesting over 24 months	4,425,035	1,475,035
	February 2026	Monthly vesting over 12 months	4,875,037	1,625,027
Harley Finkelstein	February 2024	Monthly vesting over 24 months	4,012,566	1,337,528
	February 2026	Monthly vesting over 12 months	3,250,025	3,250,011
SHOPIFY MANAGEMENT INFORMATION CIRCULAR     33

1	For Messrs. Hoffmeister and Finkelstein, and Ms. Hertz, the awards shown with a vesting start date of February 2026 represent their 2024 annual "boxcar" equity award.
2
The value of share-based awards shown for our NEOs are the grant date fair values for RSU awards granted under the LTIP, being equal to the number of share units granted multiplied by the weighted average trading price per Class A subordinate voting shares on the NYSE for the 5 trading days immediately preceding the grant date.

3
The value of option-based awards shown for our NEOs are the grant date fair values for stock option awards granted under the Stock Option Plan, being equal to the number of stock options granted multiplied by the Black-Scholes value of the options at the time of grant.

4	Mr. Nejatian received grants in December 2023, in lieu of the 2024 annual grants received by the rest of the NEOs.
In determining future equity grants for Mr. Lütke and the Company's other NEOs, the Compensation and Talent Management Committee will continue a comprehensive assessment, considering the existing equity holdings of each NEO, along with associated long-term incentives and retention strategies, among other factors. The overarching aim is to maintain appropriate target compensation levels and foster retention among our NEOs.

Total 2024 Equity Awards

The table below sets forth the value of equity awards (including Annual Equity Awards as well as Wallet Equity Awards) granted to our NEOs in fiscal year 2024, as compared to the actual value realized in 2024, as well as the value of outstanding unvested RSUs and stock options as of December 31, 2024.

	Share-based Awards(1) ($US)			Option-based Awards(1) ($US)
Name	Value at Time of Grant	Value Realized in 2024(2)	Value of Unvested Outstanding RSUs(3)	Value at Time of Grant	Value Realized in 2024(2)	Value of Vested and Unvested Outstanding Options(4)
Tobias Lütke	37,500,076	11,126,692	34,802,447	112,500,007	—	69,692,394
Jeff Hoffmeister	12,025,108	3,580,923	11,066,507	6,675,027	—	4,135,099
Kasra Nejatian	200,239	173,075	45,935	—	—	—
Jessica Hertz	9,300,072	1,338,799	10,506,999	3,100,061	—	1,920,450
Harley Finkelstein	7,285,407	692,891	8,716,827	4,587,539	—	2,841,925

1
The value of share-based awards shown for our NEOs are the grant date fair values for RSU awards granted under the LTIP, being equal to the number of share units granted multiplied by the weighted average trading price per Class A subordinate voting shares on the NYSE for the 5 trading days immediately preceding the grant date.

The value of option-based awards shown for our NEOs are the grant date fair values for stock option awards granted under the Stock Option Plan, being equal to the number of stock options granted multiplied by the Black-Scholes value of the options at the time of grant.
2	Values are calculated based on the market price of Shopify's Class A subordinate voting shares on the NYSE on the transaction date of the vesting share units multiplied by the number of share units vesting. Values displayed reflect gross values before the deduction of taxes, fees and any other applicable withholdings.
3	Values are calculated based on the closing market price of Shopify's Class A subordinate voting shares on the NYSE on December 31, 2024, which was US$106.33.
4
Stock options are "in-the-money" if the market price of the shares covered by the stock options is greater than the exercise price. Values are calculated based on the closing market price of Shopify's Class A subordinate voting shares on the NYSE on December 31, 2024, which was US$106.33 Actual value realized will be the difference between the market price and the exercise price upon exercise of the options.

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Compensation Risk Oversight

As part of the review of the compensation paid to our executives, our Compensation and Talent Management Committee considers the structure and design of our various compensation plans. We found that our compensation programs do not encourage excessive or unnecessary risk-taking. Overall, we found that there were no significant risks arising from Shopify's executive compensation programs that were reasonably likely to have a material adverse effect on the Company.

Balance between short- and long-term performance objectives	☑
We do not offer annual short-term incentives, other than as part of Flex Comp. We expect all employees to perform at a high level of impact. In addition to Flex Comp, we provide long-term incentives to our NEOs in the form of stock options and RSUs. While we take into account both short-term and individual performance, we want our primary focus to be on the long-term growth of Shopify.

Preservation of discretion	☑	The Compensation and Talent Management Committee has the ability to apply its discretion in determining the Wallet Value (a dollar-denominated annual compensation amount under the Flex Comp program) as well as any long-term incentives granted to our NEOs.
External independent advice	☑	The Compensation and Talent Management Committee has retained an independent compensation advisor to deliver independent advice on executive compensation and related matters. The majority of our Board (and 100% of the Compensation and Talent Management Committee) is independent.
Stress testing and predictive modeling of equity program	☑	Equity plan outcomes are stress tested to ensure appropriate pay and performance alignment and retention. Predictive modeling of equity programs is reviewed on a regular basis.
Vesting of equity awards	☑
Annual Equity Awards granted in 2024 vest over an extended period. For additional information, please refer to "2024 Annual Equity Awards" on page 33 of this Circular. Wallet Equity Awards elected through the Flex Comp program vest on a monthly basis over the course of a quarter. Beginning in 2024, Shopify employees who participate in Flex Comp were provided the ability to further customize their compensation by allocating a portion of their Wallet Value towards RSUs and/or stock options that vest in equal monthly installments over a 3-year vesting period.

No hedging	☑
All Shopify directors, officers, and employees are prohibited from purchasing financial instruments designed to hedge or offset a decrease in the market value of Shopify securities, may not buy Shopify securities on margin, and are strongly discouraged from using Shopify securities as collateral for loans.

Regular monitoring of market practice/investor outreach	☑
The Compensation and Talent Management Committee reviews and considers evolving best compensation governance practices and policies. In 2024, at our annual meeting of shareholders, Shopify presented a non-binding advisory vote on the Board of Director's approach to executive compensation ("Say on Pay") as part of our process of shareholder engagement. 69.18% of the votes cast were in favor of the resolution. Shopify is presenting a Say on Pay vote again this year. We value feedback from our shareholders on our executive compensation program and corporate governance policies and welcome input, as it impacts our decision-making. In 2024, we met with shareholders in advance of the annual general and special meeting of shareholders as well as in the latter half of the year to receive shareholder feedback. We also provided additional outreach opportunities to our top shareholders to discuss governance matters including compensation design. Shareholder feedback is provided to and discussed by the Compensation and Talent Management Committee, as applicable, including on topics such as incentive structures for talent attraction and retention. We believe that ongoing engagement builds mutual trust with our shareholders and will continue to monitor feedback from our shareholders and may solicit outreach on our programs, as appropriate and factor such input into our compensation philosophy and decision-making. After considering the feedback shared in the 2024 engagements, the Company has provided additional details on the structure of executive compensation grants (explaining in detail the annual "boxcar" equity grants and related vesting structure) and the process by which the Compensation and Talent Management Committee reviews and assesses such grants.

Clawback policy	☑
Shopify maintains a clawback policy (the "Clawback Policy") providing for the recovery of incentive-based compensation erroneously awarded to any executive officer during the previous 3 fiscal years if Shopify is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under securities laws. Subject to limited exceptions, the amount subject to recovery under the Clawback Policy is equal to the excess that the executive officer received over the amount that they would have otherwise been paid after taking into account the accounting restatement. The Clawback Policy applies to incentive-based compensation received on or after October 2, 2023.

1
The equity awards granted to Messrs. Lütke and Nejatian, satisfying the Annual Equity Award component of their 2024 compensation, vest over an extended period. For additional information on the equity awards granted to Messrs. Lütke and Nejatian, please refer to "2024 Annual Equity Awards" on page 33 of this Circular.

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2024 Summary Compensation Table

The following table shows the amount and type of compensation earned by our NEOs in 2024, 2023, and 2022, at December 31, 2024, 2023, and 2022.

Name and Principal Position	Year	Salary(1) ($)	Share- based Awards(2) ($)	Option- based Awards(3) ($)	Non-equity Incentive Plan Compensation(4) ($)		Pension Value(5) ($)	All Other Compensation(6) ($)	Total Compensation ($)
					Annual Incentive Plans ($)	Long-term Incentive Plans ($)
Tobias Lütke	2024	1	37,500,076	112,500,007	—	—	—	—	150,000,084
CEO & Head of R&D	2023	1	—	20,000,007	—	—	—	—	20,000,008
	2022	1	—	20,000,155	—	—	—	—	20,000,156
Jeff Hoffmeister	2024	1,000,000	12,025,108	6,675,027	—	—	—	—	19,700,135
CFO	2023	1,000,000	—	—	—	—	—	—	1,000,000
	2022	143,182	4,061,686	4,000,008	—	—	—	—	8,204,876
Kasra Nejatian	2024	800,000	200,239	—	—	—	—	—	1,000,239
COO & VP Product	2023	800,000	37,700,230	37,500,013	—	—	—	—	76,000,243
	2022	426,487	8,294,581	8,150,002	—	—	—	—	16,871,070
Jessica Hertz	2024	1,000,000	9,300,072	3,100,061	—	—	—	—	13,400,133
General Counsel	2023	900,000	5,975,097	1,975,017	—	—	—	—	8,850,114
	2022	550,000	4,175,581	1,375,263	—	—	—	—	6,100,844
Harley Finkelstein	2024	929,563	7,285,407	4,587,539	—	—	—	—	12,802,509
President	2023	969,763	4,912,050	1,625,013	—	—	—	—	7,506,826
	2022	664,470	5,009,852	5,000,267	—	—	—	—	10,674,589

1
All base salaries are paid to our NEOs in U.S. dollars, with the exception of Tobias Lütke and Harley Finkelstein, who are paid in Canadian dollars. The 2024 base salary amounts reported in the above table have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.6950, which was the Bank of Canada average rate on December 31, 2024. The 2023 base salary amounts reported in the above table have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.7561, which was the Bank of Canada average rate on December 29, 2023. The 2022 base salary amounts reported in the above table have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.7383, which was the Bank of Canada average rate on December 31, 2022. Mr. Finkelstein's reported salary in 2023 has been amended to reflect a retroactive payment of $251,468, which was made to Mr. Finkelstein in early 2024, representing a portion of his salary earned in 2023. This payment was converted to U.S. dollars using an exchange rate of C$1.00 = US$0.7561, which was the Bank of Canada average rate on December 29, 2023.

Mr. Lütke's base salary of CAD $1 per year was maintained in 2022, 2023, and 2024.
2
The value of share-based awards shown for our NEOs are the grant date fair values for RSU awards granted under the LTIP, being equal to the number of share units granted multiplied by the weighted average trading price per Class A subordinate voting shares on the NYSE for the 5 trading days immediately preceding the grant date. This compensation has not actually been received by our NEOs and the actual value received may differ.

3
The value of option-based awards shown for our NEOs are the grant date fair values for stock option awards granted under the Stock Option Plan, being equal to the number of stock options granted multiplied, as applicable, by $42.18 in 2024, either $22.75 or $39.26, in 2023, $20.68 or $30.41 in 2022.

These values were used both for the purposes of compensation (grant date fair value) and accounting value and were derived using the Black-Scholes methodology. The underlying assumptions used in fair-valuing the options were as follows:
2024 Grants: Date: February 22, 2024; share price: $80.20; expected dividend yield: nil; expected volatility: 66.04%; risk-free interest rate: 4.28%; expected option life: 3.86 years; fair value per stock option granted: $42.18.
2023 Grants: Date: March 9, 2023; share price: $42.48; expected dividend yield: nil; expected volatility: 67.39%; risk-free interest rate: 4.46%; expected option life: 3.86 years; fair value per stock option granted: $22.75. Date: December 14, 2023; share price: $72.60; expected dividend yield: nil; expected volatility: 68.46%; risk-free interest rate: 4.29%; expected option life: 3.87 years; fair value per stock option granted: $39.26.
2022 Grants: Date: February 24, 2022; share price: $69.56; expected dividend yield: nil; expected volatility: 57.89%; risk-free interest rate: 1.72%; expected option life: 3.64 years; fair value per stock option granted: $30.41. Date: December 9, 2022; share price: $40.42; expected dividend yield: nil; expected volatility: 64.81%; risk-free interest rate: 3.79%; expected option life: 3.82 years; fair value per stock option granted: $20.68.

This compensation has not actually been received by our NEOs and the actual value received, if any, may differ.
4	We do not currently offer non-equity incentive plan compensation.
5	We do not currently offer a deferred compensation plan or pension plan.
SHOPIFY MANAGEMENT INFORMATION CIRCULAR     36

Outstanding Option-Based and Share-Based Awards

The following table indicates, for each of the NEOs, all option-based and share-based awards outstanding as of December 31, 2024.

	Option-based Awards				Share-based Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options(1) (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised in-the- money Options(2) ($)	Number of Shares or Units of Shares That Have Not Vested (#)	Market or Payout Value of Share- based Awards That Have Not Vested(3) ($)	Market or Payout Value of Vested Share-based Awards Not Paid Out or Distributed ($)
Tobias Lütke CEO & Head of R&D	1	46.56	March 2, 2030	60	327,306	34,802,447	—
	373,310	128.03	March 3, 2031	—	—	—	—
	657,770	69.56	February 24, 2032	24,186,861	—	—	—
	879,304	42.48	March 9, 2033	56,145,231	—	—	—
	2,667,141	80.20	February 22, 2034	69,692,394	—	—	—
Jeff Hoffmeister CFO	193,379	40.42	December 9, 2032	12,746,074	137,066	14,574,228	—
	158,251	80.20	February 22, 2034	4,135,099	—	—	—
Kasra Nejatian COO & VP Product	76,790	29.51	November 12, 2029	5,899,238	443,902	47,200,073	—
	38,200	93.81	November 13, 2030	478,226	—	—	—
	32,670	128.03	March 3, 2031	—	—	—	—
	228,350	156.10	November 15, 2031	—	—	—	—
	394,009	40.42	December 9, 2032	25,970,079	—	—	—
	955,171	72.60	December 14, 2033	32,217,918	—	—	—
Jessica Hertz General Counsel	45,230	69.56	February 24, 2032	1,663,152	161,876	17,212,302	—
	86,832	42.48	March 9, 2033	5,544,388	—	—	—
	73,496	80.20	February 22, 2034	1,920,450
Harley Finkelstein President	274,642	13.66	March 1, 2028	25,452,447	135,789	14,438,444	—
	237,020	18.04	February 25, 2029	20,926,970	—	—	—
	139,420	46.56	March 2, 2030	8,333,133	—	—	—
	60,670	128.03	March 3, 2031	—	—	—	—
	164,450	69.56	February 24, 2032	6,046,991	—	—	—
	71,444	42.48	March 9, 2033	4,561,835	—	—	—
	108,761	80.20	February 22, 2034	2,841,925	—	—	—

1
These stock options were granted under our Stock Option Plan and each such option is exercisable for one Class A subordinate voting share. For a description of the terms of stock options granted under our Stock Option Plan, see "Incentive Plans - Stock Option Plan" below.

2
Options are "in-the-money" if the market price of the shares covered by the options is greater than the option exercise price. Stock options are granted in U.S. dollars and the values for stock options reflected in the above table are calculated based on the difference between the closing price of Shopify's Class A subordinate voting shares on the NYSE on December 31, 2024, which was of $106.33, and the exercise price. Actual value realized will be the difference between the market price and the exercise price upon exercise of the options.

3
RSUs were granted under our LTIP and each unit vests as one Class A subordinate voting share. For a description of the terms of RSUs granted under our LTIP, see "Incentive Plans - Long Term Incentive Plan" below. Values are calculated based on the closing price of Shopify's Class A subordinate voting shares on the NYSE on December 31, 2024, which was $106.33.

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Incentive Plan Awards - Value Vested or Earned During the Year

The following table indicates, for each NEO, the value of the option-based and share-based awards that were vested in accordance with their terms during the year ending December 31, 2024.

Name	Option-based Awards- Value Vested During the Year(1) ($)	Share-based Awards- Value Vested During the Year(2) ($)	Non-equity Incentive Plan Compensation Value Earned During the Year ($)
Tobias Lütke	15,679,566	11,126,692	—
Jeff Hoffmeister	2,737,578	6,216,579	—
Kasra Nejatian	5,506,804	18,729,910	—
Jessica Hertz	1,363,986	6,633,733	—
Harley Finkelstein	1,683,921	5,835,382	—

1
Represents the value of potential gains from options that vested during 2024. Values are calculated based on the difference between the closing price of Shopify's Class A subordinate voting shares on the NYSE on the vesting date and the exercise price. Actual value realized will be the difference between the market price and the exercise price upon exercise of the options.

2
Represents the actual value of realized gains resulting from RSUs that vested during 2024. Gains reflect the received sale price of Shopify's Class A subordinate shares on the NYSE on the vesting date.

Executive Employment Arrangements and Termination and Change in Control Benefits

We have entered into employment agreements with each of our NEOs, which are outlined below. We believe these arrangements help the NEOs maintain continued focus and dedication to their responsibilities in the best interests of Shopify.

Tobias Lütke

On October 15, 2010, we entered into an employment agreement with Mr. Lütke setting forth the terms and conditions of his employment as our CEO, which provided for his initial base salary and initial equity award, and which includes, among other things, provisions regarding confidentiality, non-competition and non-solicitation, as well as eligibility for our benefit plans. Mr. Lütke's agreement also provides that the vesting of any unvested equity awarded to Mr. Lütke will be accelerated in the event of a change in control of the Company. In addition, in the case of termination of employment other than for cause, Mr. Lütke's employment agreement provides that he is entitled to:

•a termination payment equal to a period of 12 months of base salary, plus 1 additional month of base salary for each complete calendar year of service performed by him, up to a maximum termination payment equal to a period of 18 months; and
•continued benefits for such period of time, and all eligible bonuses.

Mr. Lütke's agreement provides that, for purposes of calculating the applicable termination payment period, the first complete calendar year of service ended on September 30, 2011, with each subsequent complete calendar year of service ending on each anniversary of such date.

Jeff Hoffmeister

On September 15, 2022, we entered into an employment agreement with Mr. Hoffmeister setting forth the terms and conditions of his employment as our CFO, which provided for his initial base salary and initial equity award, and which includes, among other things, provisions regarding confidentiality, non-competition and non-solicitation, as well as eligibility for our benefit plans. In addition, Mr. Hoffmeister's agreement provides that he is entitled to:

•a termination payment equal to 12 months of base salary, plus 1 additional week of base salary for each complete year of service;
•a lump sum payment equal to the cost of 6 months of COBRA health benefit continuation coverage; and
SHOPIFY MANAGEMENT INFORMATION CIRCULAR     38

•the acceleration of any unvested Stock Options or RSUs awarded to Mr. Hoffmeister in the event of either an involuntary termination by Shopify or resignation for good reason, solely as a result, and within 12 months after a change in control of the Company, dependent on the signing of a full release of all claims against Shopify.

Kasra Nejatian

On September 7, 2022, we entered into a new employment agreement with Mr. Nejatian setting forth the terms and conditions of his employment, which provided for his base salary and an equity award in connection with his new role as Chief Operating Officer, and which includes, among other things, provisions regarding confidentiality, non-competition and non-solicitation, as well as eligibility for our benefit plans. The agreement superseded Mr. Nejatian's previous employment agreement dated November 11, 2020. Mr. Nejatian's agreement provides that he is entitled to:

•a termination payment equal to a period of 12 months of base salary, plus 1 additional week of base salary for each year of service performed, in the case of termination of employment by Shopify without cause or resignation for good reason and dependent on the signing of a full release of all claims against Shopify; and
•the acceleration of any unvested Stock Options or RSUs awarded to Mr. Nejatian in the event of either an involuntary termination by Shopify or resignation for good reason, solely as a result, and within twelve months after a change in control of the Company, dependent on the signing of a full release of all claims against Shopify.

Jessica Hertz

On March 23, 2022, we entered into a new employment agreement with Ms. Hertz setting forth the terms and conditions of her employment, which provided for her base salary and an equity award in connection with her role as General Counsel, and which includes, among other things, provisions regarding confidentiality, non-competition and non-solicitation, as well as eligibility for our benefit plans. The agreement superseded Ms. Hertz's previous employment agreement dated October 5, 2021. Ms. Hertz's agreement provides that she is entitled to:

•in the case of termination of employment by Shopify without cause or resignation for good reason, a termination payment equal to a period of 12 months, plus 1 additional week of base salary for each year of service performed, as well as a lump sum payment equal to the cost of 6 months of COBRA health benefit continuation coverage, dependent on the signing of a full release of all claims against Shopify; and
•the acceleration of any unvested Stock Options or RSUs awarded to Ms. Hertz in the event of either an involuntary termination by Shopify or resignation for good reason, solely as a result, and within 12 months after a change in control of the Company, dependent on the signing of a full release of all claims against Shopify.

Harley Finkelstein

On February 24, 2020, we entered into an employment agreement with Mr. Finkelstein setting forth the terms and conditions of his employment as our President, which agreement superseded Mr. Finkelstein's prior employment agreement dated December 9, 2010. On October 17, 2023, Mr. Finkelstein's employment agreement was amended to reflect his relocation to Quebec. Mr. Finkelstein's employment agreement includes, among other things, provisions regarding base salary, equity awards, eligibility for our benefit plans, and confidentiality, non-competition and non-solicitation. Mr. Finkelstein's agreement provides that he is entitled to:

•a termination payment equal to 12 months of base salary, plus 1 additional week of base salary for each complete year of service performed, in the case of termination of employment by Shopify without cause or resignation for good reason, and dependent on the signing of a full release of all claims against Shopify; and
•the acceleration of any unvested Stock Options or RSUs awarded to Mr. Finkelstein in the event of either an involuntary termination by Shopify or resignation for good reason, solely as a result,
SHOPIFY MANAGEMENT INFORMATION CIRCULAR     39

and within 12 months after a change in control of the Company, dependent on the signing of a full release of all claims against Shopify.

The table below shows the incremental payments that would have been made to our NEOs under the terms of their employment agreements upon the occurrence of certain events, had they occurred on December 31, 2024.

Name and Principal Position	Event	Severance(1) ($)	Option-based Awards(2) ($)	Share-based Awards(3) ($)	Total ($)
Tobias Lütke CEO & Head of R&D	Termination other than for cause	2	—	—	2
	Change in control(4)	2	90,455,663	34,802,447	125,258,112
Jeff Hoffmeister CFO	Termination other than for cause	1,038,462	—	—	1,038,462
	Change in control(5)	1,038,462	7,624,269	14,574,228	23,236,959
Kasra Nejatian COO & VP Product	Termination other than for cause	876,923	—	—	876,923
	Change in control(6)	876,923	36,113,430	47,200,073	84,190,426
Jessica Hertz General Counsel	Termination other than for cause	1,057,692	—	—	1,057,692
	Change in control(7)	1,057,692	4,085,227	17,212,302	22,355,221
Harley Finkelstein President	Termination other than for cause	2,465,500	—	—	2,465,500
	Change in control(8)	2,465,500	5,104,589	14,438,444	22,008,533

1
Severance payments are calculated based on the portion of an NEO's Wallet Value allocated to cash at the time of termination, which amount is paid in Canadian dollars for Messrs. Lütke and Finkelstein and U.S. dollars for the remaining NEOs. The severance amounts reported in the table above have been converted to U.S. dollars using an exchange rate of CAD $1.00 = US$0.6950, which was the Bank of Canada daily average rate on December 31, 2024.

2	The value of unvested option-based awards is calculated based on the closing price of our Class A subordinate voting shares on the NYSE on December 31, 2024, being $106.33.
3	The value of unvested share-based awards is calculated based on the closing price of our Class A subordinate voting shares on the NYSE on December 31, 2024, being $106.33.
4	Mr. Lütke's employment agreement provides that the vesting of any unvested equity awarded will be accelerated in the event of a change in control transaction.
5
Mr. Hoffmeister's employment agreement provides that the vesting of any unvested Stock Options or RSUs awarded will be accelerated in the event of either his termination of employment without cause or resignation for good reason, in each case, solely as a result of, and within 12 months after, a change in control transaction.

6
Mr. Nejatian's employment agreement provides that the vesting of any unvested Stock Options or RSUs awarded will be accelerated in the event of either his termination of employment without cause or resignation for good reason, in each case, solely as a result of, and within 12 months after, a change in control transaction.

7
Ms. Hertz's employment agreement provides that the vesting of any unvested Stock Options or RSUs awarded will be accelerated in the event of either his termination of employment without cause or resignation for good reason, in each case, solely as a result of, and within 12 months after, a change in control transaction.

8
Mr. Finkelstein's employment agreement provides that the vesting of any unvested Stock Options or RSUs awarded will be accelerated in the event of either his termination of employment without cause or resignation for good reason, in each case, solely as a result of, and within 12 months after, a change in control transaction.

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Compensation of Directors

Pursuant to Shopify's Corporate Governance Guidelines, the form and amount of director compensation is reviewed at least annually by the Compensation and Talent Management Committee, which recommends changes to the Board for approval based on such review, when changes are determined advisable. The Board retains the ultimate authority to determine the form and amount of director compensation. The Compensation and Talent Management Committee reviews the magnitude and structure of director compensation on an annual basis to ensure the Company offers compensation that is:

•commensurate with the efforts we expect from our existing Board members;
•aligned with our shareholders' interests;
•competitive in our industry to attract the best possible candidates to our Board; and
•aligned with the practices of the same peer group used for executive compensation benchmarking.

Mr. Lütke, the Chair of our Board and our CEO, does not receive any additional compensation for his service as a director in accordance with our policy that executive officers or employees who are also directors do not receive additional compensation for their service as directors. For more information on Mr. Lütke's compensation during fiscal year 2024, please refer to "Section 3: Compensation Discussion and Analysis - Compensation of Executives" on page 25 of this Circular.

In 2023, the Board, on recommendation from the Compensation and Talent Management Committee, approved the amounts set forth below for director compensation for fiscal year 2024. The amounts reflected modest increases over 2023, to align compensation levels with the Company's peer group and market practice.

Position	2024 Fees ($)
Annual Board Member Retainer	50,000
Audit Committee Chair	30,000
Compensation and Talent Management Committee Chair	22,500
Nominating and Corporate Governance Committee Chair	15,000
Audit Committee Member	15,000
Compensation and Talent Management Committee Member	12,500
Nominating and Corporate Governance Committee Member	7,500

In addition to the 2024 cash retainer fees, each non-employee director was entitled to receive an annual equity award with an intended grant date dollar value of approximately $300,000, which reflected an increase from $250,000 intended value in 2023. The Lead Independent Director also received an additional equity award valued at approximately $40,000, which reflected an increase from $30,000 intended value in 2023. These equity awards are made up of RSUs issued under the LTIP, and are subject to time-based vesting at a rate of 100% on the earlier of (i) June 1 of the year immediately following the grant or (ii) the annual meeting date of the year immediately following the grant. All new directors also receive a new hire equity award with an intended grant date value of approximately $400,000, unchanged from intended value in 2023. The new hire equity award is made up of RSUs issued under our LTIP and is subject to time-based vesting over three years, with 33.33% of such RSUs vesting on the first anniversary of the grant date, and the remaining RSUs vesting quarterly thereafter.

Mr. Mahendra-Rajah and Ms. Meservey, who were both elected to the Board on June 4, 2024, received their new hire and annual equity awards in the second quarter of 2024. Mr. Scott, who was appointed to the Board on July 15, 2024, received his new hire equity award in the third quarter of 2024. Mr.
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Heinemeier Hansson, who was appointed to the Board on November 19, 2024, received his new hire equity award in the fourth quarter of 2024.

Each member of our Board is entitled to reimbursement for reasonable travel and other expenses incurred when attending Board or committee meetings or otherwise in connection with their role as a director. Directors do not receive any payment for attending meetings.

Mr. Levine elected to relinquish his 2024 director compensation (including equity compensation), which he did in 2021, 2022, and 2023 as well. Messrs. Ashe, Heinemeier Hansson, Mahendra-Rajah, Scott, Shannan, and Taylor, and Ms. Meservey, elected to defer their cash compensation in 2024 by converting 100% of such compensation into DSUs.
The following table shows the compensation earned by each of our non-employee directors during 2024. Mr. Lütke, our CEO, does not appear in this table, as he does not receive any additional compensation for his services as a director.

Director Compensation Table

Director	Fee Earned(1)	Deferred Share Units(2)	Share-based Awards(3)	Option-based Awards(4)	Non-equity Incentive Plan Compensation(5)	Pension Value(6)	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)	($)
Robert Ashe	—	85,998	340,005	—	—	—	—	426,003
Gail Goodman	87,500	—	300,023	—	—	—	—	387,523
Jeremy Levine	—	—	—	—		—	—	—
Colleen Johnston(7)	76,902	—	300,023	—	—	—	—	376,925
Toby Shannan	—	47,610	300,023	—	—	—	—	347,633
Fidji Simo(8)	65,500	—	300,023	—	—	—	—	365,523
Bret Taylor(9)	21,311	10,006	—	—	—	—	—	31,317
Prashanth Mahendra-Rajah(10)	—	21,182	700,033	—	—	—	—	721,215
Lulu Cheng Meservey(10)	—	16,251	700,033	—	—	—	—	716,284
Kevin Scott(11)	—	10,666	400,065	—	—	—	—	410,731
David Heinemeier Hansson(11)	—	—	400,109	—	—	—	—	400,109

1	Mr. Levine declined fees in 2024.
2	Messrs. Ashe, Shannan, Taylor, Mahendra-Rajah, Scott, and Heinemeier Hansson, and Ms. Meservey, elected to defer their cash compensation in 2024 by converting 100% of such compensation into DSUs.
3
Mr. Levine declined equity compensation awards in 2024. The value of share-based awards shown for the other directors is the grant date fair value for RSU awards granted under the LTIP, being equal to the number of share units granted multiplied by the weighted average trading price per Class A subordinate voting share on the NYSE for the 5 trading days immediately preceding the grant date. This compensation has not actually been received by the directors, and the actual value received will differ.

4	We do not currently offer option-based awards to our directors (Mr. Lütke receives option-based awards in his capacity as an officer of the Company).
5	We do not currently offer non-equity incentive plan compensation to our directors.
6	We do not currently offer a pension plan to our directors.
7	Ms. Johnston resigned from the Board on November 19, 2024 and is no longer a member of the Board.
8	Ms. Simo received a retro payment of $3,000 during the first quarter of 2024, representing 2 quarters of missing payments from 2023 service completed as a committee member.
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9	Mr. Taylor did not stand for re-election to the Board at the Company's annual meeting of shareholders in June 2024 and is no longer a member of the Board.
10	Mr. Mahendra-Rajah and Ms. Meservey, who were both elected to the Board on June 4, 2024, received their new hire and annual equity awards in 2024.
11	Messrs. Scott and Heinemeier Hansson, who were appointed to the Board on July 15, 2024, and November 19, 2024, respectively, received their new hire equity award in 2024.
Outstanding Option-Based and Share-Based Awards

The following table indicates, for each of the directors except for Mr. Lütke, all option-based and share-based awards outstanding as of December 31, 2024. Annual equity awards granted to our directors are subject to time-based vesting at a rate of 100% on the earlier of (1) June 1 of the year immediately following the grant or (2) the annual meeting date of the year immediately following the grant. New hire equity awards granted to our directors are subject to time-based vesting at a rate of 33.33% on the first anniversary of the vesting start date, with the remainder vesting in equal quarterly installments over the next 2 years.

Director(1)	Option-Based Awards				Share-Based Awards
	Number of Securities Underlying Unexercised Options(2)	Option Exercise Price	Option Expiration Date	Value of Unexercised In-The- Money Options(3)	Number of Shares or Units of Shares That Have Not Vested	Market or Payout Value of Share- based Awards That Have Not Vested(4)	Market or Payout Value of Vested Share-based Awards Not Paid Out or Distributed(4)
	(#)	($)		($)	(#)	($)	($)
Rob Ashe	16,240	13.77	May 10, 2028	1,503,142	12,037	1,279,870	—
	—	—	—	—	5,434	577,797	—
Gail Goodman	41,430	3.97	November 16, 2026	4,240,692	4,795	509,852	—
	12,470	9.83	November 15, 2027	1,203,305	—	—	—
	14,120	13.77	May 10, 2028	1,306,919	—	—	—
Colleen Johnston	—	—	—	—	—	—	—
Jeremy Levine	—	—	—	—	—	—	—
Toby Shannan	—	—	—	—	1,077	114,517	—
	—	—	—	—	8,719	927,065	—
Fidji Simo	—	—	—	—	1,037	110,249	—
	—	—	—	—	5275	560,891	—
Prashanth Mahendra-Rajah	—	—	—	—	211	22,436	—
	—	—	—	—	11,188	1,189,620	—
Lulu Cheng Meservey	—	—	—	—	162	17,225	—
	—	—	—	—	11,188	1,189,620	—
Kevin Scott	—	—	—	—	92	9,782	—
	—	—	—	—	5,793	615,970	—
David Heinemeier Hansson	—	—	—	—	3,451	366,945	—
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1	Information on option-based and share-based awards held by Mr. Lütke is reflected in the NEO Outstanding Option-Based and Share-Based Awards table.
2
Stock options were granted under our current Stock Option Plan and each such option is exercisable for one Class A subordinate voting share. For a description of the terms of stock options granted under our Stock Option Plan, see "Incentive Plans - Stock Option Plan" below.

3
Values are calculated based on the difference between closing market price of Shopify's Class A subordinate voting shares on the NYSE on December 31, 2024, which was of $106.33, and the exercise price.

4	Value is calculated based on the closing market price of Shopify's Class A subordinate voting shares on NYSE on December 31, 2024, which was $106.33.
Incentive Plan Awards - Value Vested or Earned During the Year

The following table indicates, for each of the directors, except for Mr. Lütke, who hold incentive plan awards, a summary of the value of the option-based and share-based awards that vested in accordance with their terms during the year ending December 31, 2024. Messrs. Mahendra-Rajah, Scott, and Heinemeier Hansson, and Ms. Meservey, had no option-based or share-based awards vest during the year ended December 31, 2024.

Director(1)	Option-based Awards- Value Vested During the Year(2) ($)	Share-based Awards- Value Vested During the Year(3) ($)
Robert Ashe	—	251,066
Gail Goodman	—	224,238
Jeremy Levine	—	—
Colleen Johnston	—	548,606
Toby Shannan	—	651,286
Fidji Simo	—	376,388
Bret Taylor	—	247,982
Prashanth Mahendra-Rajah	—	—
Lulu Cheng Meservey	—	—
Kevin Scott	—	—
David Heinemeier Hansson	—	—

1	Information on incentive plan awards held by Mr. Lütke is reflected in the NEO Incentive Plan Awards - Value Vested or Earned During the Year table.
2	Values are calculated based on the difference between closing market price of Shopify's Class A subordinate voting shares on the NYSE on the vesting date and the exercise price.
3	Values are calculated based on the number of units vested and the actual realized sale price of Shopify's Class A subordinate shares on the NYSE on the vesting date.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth the class, number and percentage of outstanding shares of the Company beneficially owned by each of our directors, director nominees and NEOs, all of our directors and NEOs as a group, and each person or company known by us to be the beneficial owner of more than 5% of our outstanding shares, as of the date of this Circular. This Circular is being filed concurrently with the Company's Amendment No. 1 to the Annual Report on Form 10-K (the "Form 10-K/A") and therefore the beneficial ownership table below includes information provided in accordance with Item 403 of Regulation S-K (§ 229.403), which is required to be included in the Form 10-K/A. The number of shares beneficially owned by each person is determined under applicable SEC rules. Unless otherwise indicated below, to our knowledge, based on the information furnished to us, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of April 7, 2025. We deemed shares of the Company that the person has the right to acquire within 60 days, including RSUs that are expected to vest and settle within 60 days of April 7, 2025, and through the
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exercise of stock options within 60 days of April 7, 2025, to be outstanding and to be beneficially owned by such person for the purpose of computing the percentage ownership of that person. We did not deem these shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person shown in the table. Unless otherwise indicated in the table, the address of each of the individuals below is c/o Shopify Inc., 151 O'Connor Street, Ground Floor, Ottawa, Ontario, Canada, K2P 2L8.

	Shares Beneficially Owned
	Class A subordinate voting shares		Class B restricted voting shares		Founder Share
Name of Beneficial Owner	Number (#)	Percent	Number (#)	Percent	Number (#)	Percent
Directors, Director Nominees and NEOs
Tobias Lütke(1)	1,937,361	*	78,918,520	99.56%	1	100%
Robert Ashe(2)	225,070	*	—	—	—	—
Lulu Cheng Meservey(3)	4,795	*	—	—	—	—
Gail Goodman(4)	142,876	*	—	—	—	—
David Heinemeier Hansson	—	—	—	—	—	—
Jeremy Levine(5)	720,520	*	—	—	—	—
Prashanth Mahendra-Rajah(6)	4,928	*	—	—	—	—
Joe Natale(7)	2,985	*	—	—	—	—
Kevin Scott	—	—	—	—	—	—
Toby Shannan(8)	269,946	*	—	—	—	—
Fidji Simo(9)	17,976	*	—	—	—	—
Harley Finkelstein(10)	754,608	*	—	—	—	—
Jessica Hertz(11)	152,662	*	—	—	—	—
Jeff Hoffmeister(12)	248,571	*	—	—	—	—
Kasra Nejatian(13)	917,609	*	—	—	—	—
All directors, director nominees and executive officers as a group (15 persons)	5,405,700	*	78,918,520	99.56%	1	100%

1
Consists of (i) 335,442 Class A subordinate voting shares held by 7910240 Canada Inc., which Mr. Lütke is deemed to beneficially own, (ii) 296,169 Class A subordinate voting shares held by Mr. Lütke (iii) 1,204,002 Class A subordinate voting shares issuable upon the exercise of options held by Mr. Lütke, (iv) 66,679 Class A subordinate voting shares issuable upon the exercise of options vesting within 60 days of April 7, 2025, (v) 35,069 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 7, 2025, (vi) 67,298,750 Class B restricted voting shares held by 7910240 Canada Inc., which Mr. Lütke is deemed to beneficially own, and (vii) 11,619,770 Class B restricted voting shares held by Mr. Lütke. Mr. Lütke is the only person or entity known by us to be the beneficial owner of more than 5% of a class of our outstanding shares. See "Section 1: Voting Information - Voting Securities and Principal Shareholders" in this Circular for a detailed breakdown of his voting power.

2
Consists of (i) 203,396 Class A subordinate voting shares, (ii) 16,240 Class A subordinate voting shares issuable upon the exercise of options, and (iii) 5,434 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 7, 2025.

3	Consists of 4,795 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 7, 2025.
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4
Consists of (i) 70,061 Class A subordinate voting shares, (ii) 68,020 Class A subordinate voting shares issuable upon the exercise of options, and (iii) 4,795 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 7, 2025.

5	Consists of 720,520 Class A subordinate voting shares.
6	Consists of (i) 133 Class A subordinate voting shares, and (ii) 4,795 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 7, 2025.
7	Consists of 2,985 Class A subordinate voting shares. Mr. Natale has been recommended by the Board as a director nominee and is standing for election at the Meeting.
8	Consists of (i) 265,151 Class A subordinate voting shares, and (ii) 4,795 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 7, 2025.
9	Consists of (i) 13,181 Class A subordinate voting shares, and (ii) 4,795 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 7, 2025.
10
Consists of (i) 4,324 Class A subordinate voting shares, (ii) 739,208 Class A subordinate voting shares issuable upon the exercise of options, (iii) 4,297 Class A subordinate voting shares issuable upon the exercise of options vesting within 60 days of April 7, 2025, and (iv) 6,779 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 7, 2025.

11
Consists of (i) 20,533 Class A subordinate voting shares, (ii) 119,773 Class A subordinate voting shares issuable upon the exercise of options, (iii) 4,801 Class A subordinate voting shares issuable upon the exercise of options vesting within 60 days of April 7, 2025, and (iv) 7,555 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 7, 2025.

12
Consists of (i) 52,918 Class A subordinate voting shares, (ii) 182,029 Class A subordinate voting shares issuable upon the exercise of options, (iii) 5,285 Class A subordinate voting shares issuable upon the exercise of options vesting within 60 days of April 7, 2025, and (iv) 8,339 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 7, 2025.

13
Consists of (i) 191,573 Class A subordinate voting shares, (ii) 725,693 Class A subordinate voting shares issuable upon the exercise of options, and (iii) 343 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 7, 2025.

*	Represents less than 1% of Class A subordinate voting shares outstanding.

Equity Plans

Our Board is responsible for administering our Stock Option Plan and LTIP, and the Compensation and Talent Management Committee makes recommendations to our Board in respect of matters relating to such plans. Our Stock Option Plan and LTIP were amended and restated in June 2024 in connection with the approval of these plans by our shareholders.

The number of Class A subordinate voting shares available for issuance, in the aggregate, under the Stock Option Plan and the LTIP is automatically increased on January 1 of each year, beginning on January 1, 2016 and ending on January 1, 2026, in an amount equal to 5% of the aggregate number of outstanding Class A subordinate voting shares and Class B restricted voting shares on December 31 of the preceding calendar year, unless the Board determines otherwise. For 2025, our Board approved the 5% increase to the number of Class A subordinate voting shares available for issuance, in the aggregate, under the Stock Option Plan and the LTIP.

Shopify competes for talent globally in a very aggressive labor market. This environment requires us to offer competitive compensation packages including equity opportunities to attract and retain the high-performing talent who are key to supporting our growth and future success. The Board believes that our ability to offer competitive equity compensation has been, and will continue to be, critical to our ability to attract and retain these highly qualified and skilled employees. In the aggressive labor market for the skills that we require, the aggregate share reserve available under the Stock Option Plan and the LTIP, including the annual 5% increase to the number of shares available for issuance, allows us to provide competitive equity compensation to retain our employees and hire key talent, as well as the ability to execute our talent strategy over the long-term. We have demonstrated discipline in the use of these available shares and intend to continue to do so. The annual increase mechanism under the Stock Option Plan and the LTIP expires in 2026.

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Copies of each of the Fourth Amended and Restated Legacy Option Plan (the "Legacy Option Plan"), the current Stock Option Plan and the current LTIP are available on SEDAR+ at sedarplus.ca and on EDGAR at sec.gov.

Our Board is also responsible for administering options and RSUs that were issued to employees of Deliverr, Inc. ("Deliverr") under the Deliverr, Inc. 2017 Stock Option and Grant Plan (the "Deliverr Plan"). Shopify assumed the Deliverr Plan in connection with the acquisition of Deliverr on July 8, 2022 and, following such acquisition, no additional options or RSUs have been or will be granted under the Deliverr Plan. As of the date of this Circular, no RSUs issued under the Deliverr Plan remain outstanding. A copy of the Deliverr Plan is available on SEDAR+ at sedarplus.ca and EDGAR at sec.gov.

Third Amended and Restated Stock Option Plan
Our Board, in its sole discretion, shall from time to time designate the directors, officers, employees or consultants of the Company or its affiliates to whom options shall be granted, the number of Class A subordinate shares to be covered by each option granted and the terms and conditions of such option.

Our Board may amend the Stock Option Plan or any option at any time without the consent of the optionees, as long as the amendment (i) does not adversely alter or impair any option previously granted, except as permitted by the terms of the Stock Option Plan, (ii) is in compliance with applicable law and is subject to any required regulatory approvals, and (iii) is subject to shareholder approval, where required by law, the requirements of the TSX or the Stock Option Plan. The Board may from time to time, in its discretion and without the approval of shareholders, amend the Stock Option Plan or any option in a manner for which shareholder approval is not otherwise specifically required under the terms of the Stock Option Plan, and such amendments at the discretion of the Board may include but are not limited to:

•amendments of a general housekeeping or clerical nature that clarify, correct or rectify any ambiguity, defective provision, error or omission;
•amendments to the provisions governing vesting, assignability and effect of termination of a participant's employment, contract or office;
•the addition of a form of financial assistance and any amendment to a financial assistance provision which is adopted;
•a change to advance the date on which any option may be exercised under the Stock Option Plan;
•a change to the eligible participants of the Stock Option Plan;
•a change to any applicable designation pursuant to applicable tax or other laws;
•the addition of a deferred or performance share unit or any other provision which results in participants receiving securities while no cash consideration is received by the Company; and
•an amendment of the Stock Option Plan or an option as necessary to comply with applicable law or the requirements of the TSX or any other applicable regulatory body.

For greater certainty, our Board is required to obtain shareholder approval to make the following amendments:

•any amendment that reduces the exercise price of any option after the options have been granted, or any cancellation of an option and the substitution of that option by a new option benefiting an “Insider” (as defined in the Stock Option Plan) with a reduced price, except in the case of an adjustment pursuant to a change in capitalization;
•any amendment that extends the expiry date of any option benefiting an Insider, beyond the original expiry date, except in case of an extension due to a blackout period;
•any increase to the maximum number of Class A subordinate shares issuable from treasury under the Stock Option Plan and any other treasury-based share compensation plans, other than an adjustment pursuant to a change in capitalization;
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•any amendment to remove or to exceed the limits with respect to "Insiders" (as defined by the TSX) set out in the Stock Option Plan; and
•any amendment to the amendment provisions of the Stock Option Plan.

Summary of other key terms of the Stock Option Plan:

Eligibility
The Stock Option Plan allows for the grant of options to the directors, officers, employees and consultants of the Company or any of its affiliates. Eligibility is subject to an "insider participation limit"; a limit on grants to "Insiders" so that the maximum number of shares issued to insiders within any one year period, or issuable to insiders at any time, under the Stock Option Plan, the Legacy Option Plan and any other security-based compensation arrangement of the Company, may not exceed 10% of the total number of issued and outstanding Class A subordinate voting shares and Class B restricted voting shares at such time.

Expired / Cancelled / Forfeited Options
All of the Class A subordinate voting shares covered by expired, cancelled or forfeited options granted under the Stock Option Plan, options granted under the Legacy Option Plan or units under the LTIP will automatically become available as Class A subordinate voting shares for the purposes of options or units that may be subsequently granted under the Stock Option Plan and the LTIP.

Exercise Price
All options granted under the Stock Option Plan will have an exercise price determined and approved by our Board at the time of grant, which shall not be less than the market price of the Class A subordinate voting shares at such time.

Market Price
The market price of the Class A subordinate voting shares shall be the volume weighted average trading price of the Class A subordinate voting shares on the Nasdaq for the 5 trading days ending on the last trading day before the day on which the option is granted.

Option Term
An option shall be exercisable during a period established by our Board, which shall commence on the date of the grant and shall terminate not later than ten years after the date of the granting of the option.

Vesting
Vesting terms are specified in the applicable grant agreement. Options granted outside of the Flex Comp program prior to December 2022 generally vest at a rate of 33.33% on the first anniversary of the vesting start date, with the remainder vesting in equal quarterly installments over the following 2 years. Options granted outside of the Flex Comp program after December 2022 generally vest in equal quarterly installments over 3 years. Options elected through the Flex Comp program vest on a monthly basis over the course of a quarter. Shopify employees who participate in Flex Comp will be able to elect to receive options that vest in equal monthly installments over 3 years.

Blackout Period
The Stock Option Plan provides that the exercise period shall automatically be extended if the date on which it is scheduled to terminate shall fall during a blackout period. In such cases, the extended exercise period shall terminate 10 business days after the last day of the blackout period.

Plan Adjustments
The Stock Option Plan provides that appropriate adjustments will be made by our Board in order to maintain the optionees' economic rights in respect of their options in connection with a reclassification, reorganization or other change of shares, consolidation, distribution, merger or amalgamation or similar corporate transaction. Such adjustments could include adjustments to the exercise price and/or the number of Class A subordinate voting shares to which an optionee is entitled upon exercise of options, or permitting the immediate exercise of any outstanding options that are not otherwise exercisable.

Termination	For cause: Forfeiture of all unvested options, cancellation of all unexercised options as of date of termination.
Other than for cause (but excluding death or incapacity): Forfeiture of all unvested options, 3 years from the date of termination to exercise vested options.
Death or incapacity: Forfeiture of all unvested options, 1 year to exercise vested options.
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Change In Control
A participant's grant agreement or any other written agreement between a participant and Shopify may provide that unvested options be subject to acceleration of vesting and exercisability in certain circumstances, including in the event of certain change of control transactions. Our Board may at its discretion accelerate the vesting of any outstanding options notwithstanding the previously established vesting schedule, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration or, subject to applicable regulatory provisions and shareholder approval, extend the expiration date of any option, provided that the period during which an option is exercisable does not exceed 10 years from the date such option is granted.

Assignment	Except as specifically provided in an option agreement approved by our Board, options granted under the Stock Option Plan are generally not transferable.

As of December 31, 2024, a total of 14,535,048 options were outstanding under the Stock Option Plan, and the Class A subordinate voting shares issuable upon exercise of such options represent in the aggregate: (i) 1.2% of the Class A subordinate voting shares issued and outstanding as of December 31, 2023, and (ii) 1.1% of the total Class A subordinate shares and Class B restricted voting shares collectively issued and outstanding as of December 31, 2024.

The annual burn rate of the Stock Option Plan for 2024 was 0.5%, for 2023 was 0.2%, and for 2022 was 0.6%. The annual burn rate is calculated by dividing the number of options granted during the applicable fiscal year by the weighted average number of Class A subordinate voting shares and Class B restricted voting shares outstanding for the applicable fiscal year.

Long Term Incentive Plan

Under the terms of the LTIP, our Board or if authorized by our Board, our Compensation and Talent Management Committee, may grant LTIP units as RSUs, performance share units ("PSUs") or DSUs. Each LTIP unit represents the right to receive one Class A subordinate voting share or its dollar equivalent (calculated on the relevant settlement date based on the volume weighted average trading price of the Class A subordinate voting shares on the Nasdaq for the 5 preceding days on which such shares were traded), in accordance with the terms of the LTIP. Participation in the LTIP is voluntary and, if an eligible participant agrees to participate, the grant of LTIP units will be evidenced by a grant agreement with each such participant.

Our Board may, in its sole discretion, suspend or terminate the LTIP at any time or from time to time amend, revise or discontinue the terms and conditions of the LTIP or of any LTIP unit granted under the LTIP and any grant agreement relating thereto, subject to any required regulatory and stock exchange approval, provided that such suspension, termination, amendment, or revision will not adversely alter or impair any LTIP unit previously granted, except as permitted by the terms of the LTIP or as required by applicable laws.

Our Board may amend the LTIP or any LTIP unit at any time without the consent of a participant provided that such amendment shall (i) not adversely alter or impair any LTIP unit previously granted except as permitted by the terms of the LTIP, (ii) be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the TSX, and (iii) be subject to shareholder approval where required by law, the requirements of the TSX or the LTIP, provided however that shareholder approval shall not be required for certain amendments specified in the LTIP, including the following:

•amendments of a general housekeeping or clerical nature that, among others, clarify, correct or rectify any ambiguity, defective provision, error or omission in the LTIP;
•changes that alter, extend or accelerate the terms of vesting or settlement applicable to any LTIP units;
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•changes to the provisions governing assignability and the effect of termination of a participant’s employment, contract or office;
•the addition of a form of financial assistance and any amendment to a financial assistance provision which is developed;
•any amendment to the LTIP to preserve tax treatment;
•a change to the eligible participants under the LTIP or the administration of the LTIP; and
•an amendment of the LTIP or a unit as necessary to comply with applicable law or the requirements of the TSX or any other applicable regulatory body.

For greater certainty, our Board is required to obtain shareholder approval to make the following amendments:

•any increase to the maximum number of Class A subordinate shares issuable from treasury under the LTIP and any other treasury-based share compensation plans, other than an adjustment pursuant to a change in capitalization;
•any amendment to remove or to exceed the limits with respect to "Insiders" (as defined by the TSX) set out in the LTIP; and
•any amendment to the amendment provisions of the LTIP.

Summary of other key terms of the LTIP:

Eligibility
The LTIP allows for the grant of units to directors, officers, employees and consultants of the Company or any of its affiliates, however DSUs may only be granted to directors of Shopify (including any directors that are also employees). Eligibility is subject to an "insider participation limit"; a limit on grants to "Insiders" (as defined by the TSX) so that the maximum number of shares issued to insiders within any one year period, or issuable to Insiders at any time, under the Stock Option Plan, the Legacy Option Plan and any other security-based compensation arrangement of the Company, may not exceed 10% of the total number of issued and outstanding Class A subordinate voting shares and Class B restricted voting shares at such time.

Vesting
Vesting terms are specified in the applicable grant agreement. RSUs: RSUs granted outside of the Flex Comp program prior to December 2022 generally vest at a rate of 33.33% on the first anniversary of the vesting start date, with the remainder vesting in equal quarterly installments over the following 2 years. RSUs granted outside of the Flex Comp program after December 2022 generally vest in equal quarterly installments over 3 years. RSUs elected through the Flex Comp program vest on a monthly basis over the course of a quarter. Shopify employees who participate in Flex Comp will be able to elect to receive RSUs that vest in equal monthly installments over 3 years. Participants must be continuously in active employment or continuously in active engagement with the Company or any of its affiliates, from the grant date until the RSU vesting date, except in the case of authorized leave.

DSUs: Unless otherwise approved by our Board, DSUs recorded in a participant's DSU notional account shall vest on the day that the DSU participant ceases to be a director and, if applicable, an employee of the Company for any reason including as a result of retirement, death, voluntary or involuntary termination without cause, or incapacity.

PSUs: PSUs will vest upon achievement of the performance criteria described in a participant's grant agreement, provided the PSU participant is continuously in active employment or active engagement with the Company, or any of its affiliates, from the grant date until such PSU vesting date.

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Dividend Equivalents
In the event a dividend is paid on our Class A subordinate voting shares, then each participant's notional account shall, unless otherwise determined by the Board in respect of any grant of units, be credited with additional units (including fractional units) equivalent in value (based on the market value of the Class A subordinate voting shares on the Nasdaq for the 5 trading days immediately prior to the dividend payment date) to the dollar amount that the participant would have received as dividends if the participant had on the dividend payment date held a number of Class A subordinate voting shares equal to the number of share units in such participant's account prior to the payment of such dividends. Such additional units, if credited, shall vest on the same terms as the underlying units.

Plan Adjustments
The LTIP provides that appropriate adjustments, if any, will be made by our Board in connection with a reclassification, reorganization or other change of shares, consolidation, distribution, merger or amalgamation, in the Class A subordinate voting shares issuable or amounts payable to preclude a dilution or enlargement of the benefits under the LTIP.

Termination	Unless otherwise approved by our Board, unvested RSUs and PSUs previously credited to the participant's account will expire when the participant ceases to be an eligible person under the LTIP.
Assignment	Units granted under the LTIP are generally not transferable.

As of December 31, 2024, a total of 5,121,069 RSUs were outstanding under the LTIP, and the Class A subordinate voting shares issuable upon vesting of such RSUs represent in the aggregate: (i) 0.4% of the Class A subordinate voting shares issued and outstanding as of December 31, 2024, and (ii) 0.4% of the total Class A subordinate shares and Class B restricted voting shares collectively issued and outstanding as of December 31, 2024.

As of December 31, 2024, a total of 14,615 DSUs were outstanding under the LTIP, and the Class A subordinate voting shares issuable upon vesting of such DSUs represent in the aggregate: (i) less than 0.1% of the Class A subordinate voting shares issued and outstanding as of December 31, 2024, and (ii) less than 0.1% of the total Class A subordinate shares and Class B restricted voting shares collectively issued and outstanding as of December 31, 2024.

The annual burn rate of the LTIP for 2024 was 0.5%, for 2023 was 0.4%, and for 2022 was 1.7%. The annual burn rate is calculated by dividing the number of RSUs and DSUs granted during the applicable fiscal year by the weighted average number of Class A subordinate voting shares and Class B restricted voting shares outstanding for the applicable fiscal year.

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Summary of key terms of the Deliverr Plan:

Eligibility
The Deliverr Plan allowed for the grant of stock options, RSUs and other share-based awards (each, an "Award" and collectively, the "Awards") to eligible officers, employees, directors, consultants and other key persons of Deliverr or any subsidiary.

On July 8, 2022, Shopify acquired Deliverr by way of merger. Pursuant to the merger and subject to the exercise of a consent agreement, each unvested Deliverr stock option (each, a "Deliverr Option") and Deliverr RSU (each, a "Deliverr RSU") held by an individual who was employed by, or an independent contractor or consultant of, Deliverr immediately prior to the closing of the merger (each, a "Deliverr Continuing Employee") was cancelled and in exchange each Deliverr Continuing Employee received options (each, a "Deliverr Substitute Option") and RSUs (each, a "Deliverr Substitute RSU") exercisable for Class A subordinate voting shares of Shopify. The number of Class A subordinate voting shares subject to each Deliverr Substitute Option and Deliverr Substitute RSU was determined based on an exchange ratio calculated in accordance with the merger agreement (the "Deliverr Exchange Ratio"). Only Deliverr Continuing Employees received Deliverr Substitute Options and Deliverr Substitute RSUs. Following the merger, 2,243,973 Class A subordinate voting shares were issuable to Deliverr Continuing Employees on exercise of Deliverr Substitute Options and 1,234,327 Class A subordinate voting shares were issuable to Deliverr Continuing Employees on settlement of Deliverr Substitute RSUs. Following the merger, no additional stock options or RSUs have been or will be granted pursuant to the Deliverr Plan.

Vesting
The Deliverr Substitute Options generally vest in equal monthly installments over a period of 4 years.

The Deliverr Substitute RSUs generally vest in equal monthly installments over a period of either 2 or 4 years.

Expired / Cancelled / Forfeited Awards	None of the Class A subordinate voting shares covered by expired, cancelled or forfeited Awards will become available as Class A subordinate voting shares for the purposes of options or units that may be subsequently granted under any of the Company's other equity plans.
Option Exercise Price	The exercise price for each share of Deliverr common stock covered by a Deliverr Option was not less than 100% of the fair market value of the Deliverr common stock on the date of grant. The per share exercise price of each Deliverr Substitute Option was determined by dividing the per share exercise price of the applicable Deliverr Option by the Exchange Ratio. The fair market value of the Deliverr common stock was based on the reasonable application of a valuation method not inconsistent with Section 409A of the U.S. Internal Revenue Code of 1986, as amended.
Option Term
Each Deliverr Substitute Option has the same expiration date as its corresponding Deliverr Option. Each Deliverr Option had an exercise term commencing on the date of grant and terminating not later than 10 years from the date of grant.

Plan Adjustments	Appropriate adjustments will be made by our Board order to maintain Award holders' economic rights in respect of Deliverr Substitute Options and Deliverr Substitute RSUs in connection with a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar corporate transaction. Such adjustments could include adjustments to the number and kind of securities reserved for issuance and delivery under the Deliverr Plan or adjustments to the exercise price of the Deliverr Substitute Options.
Termination (Options)	Subject to the individual award agreements, the following occurs to Deliverr Substitute Options upon a termination of service.
For cause: Forfeiture of all unvested options and, if provided in grant agreement, cancellation of all unexercised options as of date of termination.
Other than for cause (but excluding death or incapacity): Forfeiture of all unvested options, right to exercise vested options continues until 3 months after termination or on the expiration date of the award, whichever is earlier.
Death or incapacity: Forfeiture of all unvested options, right to exercise vested options continues until 12 months after termination or on the expiration date of the award, whichever is earlier.
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Termination (RSUs)	Unless otherwise provided in an individual award agreement, unvested RSUs previously credited to the participant's account will terminate upon any termination of service.
Sale Event	In the event of a sale event, the outstanding Deliverr Substitute Options and unvested Deliverr Substitute RSUs will terminate unless assumed or unless such awards are "cashed out" based on the transaction price. In the event of a termination of awards in connection with a sale event, each holder of Deliverr Substitute Options shall be permitted to exercise all options which are then exercisable.
Assignment	Deliverr Substitute Options and Deliverr Substitute RSUs are generally not transferable. If provided for in the applicable grant agreement, Deliverr Substitute Options may be transferred as a gift to the holder's family, trusts for the benefit of family members or partnerships in which such family members are the only partners, provided the transferee agrees in writing to be bound by all terms and conditions of the Deliverr Plan.

As of December 31, 2024, there were no RSUs outstanding under the Deliverr Plan.

As of December 31, 2024, a total of 87,604 options were outstanding under the Deliverr Plan, and the Class A subordinate voting shares issuable upon exercise of such options represent in the aggregate: (i) less than 0.1% of the Class A subordinate voting shares issued and outstanding as of December 31, 2024, and (ii) less than 0.1% of the total Class A subordinate shares and Class B restricted voting shares collectively issued and outstanding as of December 31, 2024.

No additional RSUs or options were granted pursuant to the Deliverr Plan following the acquisition of Deliverr and no additional RSUs or options will be granted pursuant to the Deliverr Plan going forward.

Legacy Option Plan

We have previously granted to certain directors, employees, officers and consultants options to purchase common shares of the Company under the Legacy Option Plan. As part of the reorganization of our share capital in connection with our IPO, each option issued and outstanding under the Legacy Option Plan became exercisable for Class B restricted voting shares. The options issued under the Legacy Option Plan were granted at exercise prices equal to the fair market value of the underlying shares at the time of initial grant. The exercise price of certain options was subsequently adjusted in accordance with the terms of the Legacy Option Plan to reflect the split of all our issued and outstanding common shares on a 5-for-1 basis which occurred on April 12, 2013.

The Legacy Option Plan provides that appropriate adjustments, if any, will be made by our Board in connection with any subdivision, redivision, consolidation, merger, recapitalization or similar change affecting the Class B restricted voting shares, including adjustments to the exercise price and the number of Class B restricted voting shares to which an optionee is entitled upon exercise of options.

In connection with our IPO, our Legacy Option Plan was amended and restated to, among other things, introduce a cashless exercise feature and to include terms and conditions required by the TSX for a stock option plan such as provisions and restrictions relating to amendment of the Legacy Option Plan or options similar to those applicable to the Stock Option Plan summarized above under "Stock Option Plan".

No additional options were granted under the Legacy Option Plan after our May 2015 IPO. As of December 31, 2024, a total of 14,340 options were outstanding under the Legacy Option Plan, and the Class B restricted voting shares issuable upon exercise of such options represent in the aggregate: (i) less than 0.1% of the Class B restricted voting shares issued and outstanding as of December 31, 2024, and (ii) less than 0.1% of the total Class A subordinate shares and Class B restricted voting shares collectively issued and outstanding as of December 31, 2024.
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Equity Compensation Plan Information
as of December 31, 2024

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights(2) ($)	Number of securities remaining available for future issuance under equity compensation plans(3) (#)
Equity Compensation Plans Approved by Shareholders(1)
Legacy Option Plan(4)	14,340	1.07	—
Stock Option Plan(5)	14,535,048	64.92	see "Total"
LTIP(5)	5,151,069	—	see "Total"
Equity Compensation Plans Not Approved by Shareholders(1)
Deliverr Plan(6)	87,604	3.00	—
Total	19,788,061	n/a	410,925,035(7)

1
Each of the Legacy Option Plan, Stock Option Plan and LTIP were approved by shareholders at the Company's 2015 Annual General and Special Meeting. The Stock Option Plan and LTIP were further amended and restated and approved by shareholders at the Company's 2018, 2021 and 2024 Annual General and Special Meeting. The Deliverr Plan was assumed in connection with the Company's acquisition of Deliverr on July 8, 2022.

2	All outstanding options have an exercise price in U.S. dollars.
3
No additional options were granted under the Legacy Option Plan after our May 2015 IPO.
The number of Class A subordinate voting shares available for issuance, in the aggregate, under the Stock Option Plan and the LTIP are automatically increased on January 1 of each year, beginning on January 1, 2016 and ending on January 1, 2026, in an amount equal to 5% of the aggregate amount of outstanding Class A subordinate voting shares and Class B restricted voting shares on December 31 of the preceding calendar year, unless the Board determines to increase by a lesser percentage or not at all. Since 2016, the Board has annually approved the 5% increase.

4	Options issued under the Legacy Option Plan are exercisable for Class B restricted voting shares.
5	Options issued under the Stock Option Plan are exercisable for Class A subordinate voting shares. Each unit granted under the LTIP represents the right to receive one Class A subordinate voting share in accordance with the terms of the plan.
6	Options issued under the Deliverr Plan are exercisable for Class A subordinate voting shares. No post-acquisition options have been or will be granted under the Deliverr Plan.
7	64,729,007 additional securities were added on January 1, 2024, for a total of 475,654,042.

As of December 31, 2024, the maximum number of securities issuable under both the Stock Option Plan and the LTIP was 410,925,035 and the Class A subordinate voting shares issuable upon vesting or exercise of such securities, as applicable, represent in the aggregate 31.7% of the total Class A subordinate shares and Class B restricted voting shares issued and outstanding as of December 31, 2024.

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Limitations on Liability and Indemnity Agreements

Under the CBCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with Shopify or another entity.

The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

•acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and
•in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require Shopify to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with Shopify or another entity.

Our by-laws authorize Shopify to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

We have entered into indemnity agreements with each of our current directors and officers undertaking to indemnify each of them to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of actions in the exercise of their duties as a director or officer.

Indebtedness of Directors, Officers and Employees

None of our proposed nominees for directors, current directors, executive officers, employees, and former directors, executive officers and employees, is or has been indebted to the Company at any time.
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SECTION 4: CORPORATE GOVERNANCE POLICIES AND PRACTICES

Overall Approach

As a corporation incorporated under the CBCA and listed on both the TSX and the Nasdaq, Shopify is subject to various Canadian and U.S. legislation, rules, regulations, and standards related to governance practices. The Canadian Securities Administrators have issued corporate governance guidelines pursuant to National Policy 58-201 Corporate Governance Guidelines (the "Corporate Governance Guidelines") together with certain related disclosure requirements pursuant to NI 58-101. The Corporate Governance Guidelines are recommended as "best practices" for issuers to follow. We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value and, accordingly, we have adopted certain corporate governance policies and practices that reflect our consideration of the recommended Corporate Governance Guidelines.

Shopify's corporate governance practices, including those as they relate to the requirements of National Instrument 58-101 Disclosure of Corporate Governance Practices ("NI 58-101") and the Corporate Governance Guidelines are set out below. The Board and senior management believe that the Company's current governance practices are appropriate and comply in all material respects with all requisite regulatory and statutory requirements, the applicable corporate governance rules of the Nasdaq, and applicable Canadian and U.S. corporate and securities rules and regulations, including the provisions of the CBCA and the applicable provisions of the U.S. Sarbanes-Oxley Act. The Company monitors legislative and regulatory developments in the area of corporate governance, as well as the recommendations of institutional investors and organizations and reviews these developments with the Nominating and Corporate Governance Committee, as applicable.

Foreign Private Issuer

Nasdaq Listing Rule 5620(c) generally requires that a listed company's by-laws provide for a quorum for any meeting of the holders of the company's common shares that is no less than 33 1/3% of the company's outstanding voting common shares. Pursuant to the Nasdaq corporate governance rules we, as a foreign private issuer, have elected to comply with practices that are permitted under Canadian law in lieu of the provisions of Rule 5620(c). Our by-laws provide that a quorum of shareholders is met by the holders of at least 25% of the shares entitled to vote at the meeting, attending the meeting themselves or represented by proxy, and at least two persons entitled to vote at the meeting, attending the meeting themselves or represented by proxy.

Except as stated above, we comply with the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use other foreign private issuer exemptions with respect to some of the other Nasdaq listing requirements. Following our home country governance practices, as opposed to the requirements that would otherwise apply to a U.S. domestic company listed on the Nasdaq, may provide less protection than is accorded to investors under the Nasdaq listing requirements applicable to U.S. domestic issuers.

Set out below are certain key governance practices that are, in the Company's view, important to creating a Board and committees that can function independently and effectively and add value to the Company.

Director Independence

It is the objective of the Board that all non-employee directors meet the criteria for independence required by all applicable regulatory bodies and relevant stock exchanges. Only those directors who the Board affirmatively determines have no material relationship with the Company and who meet the additional qualifications prescribed under the Nasdaq rules and other applicable regulatory and/or statutory requirements will be considered independent. In addition, the Company's Corporate
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Governance Guidelines require that members of the Audit Committee also satisfy applicable regulatory and/or statutory independence requirements for membership on the Audit Committee, including those contained in National Instrument 52-110 Audit Committees ("NI 52-110") and the U.S. Sarbanes-Oxley Act. The Company's Corporate Governance Guidelines also provide that only directors who satisfy the standards of independence under applicable law may serve on the Company's Compensation and Talent Management Committee and Nominating and Corporate Governance Committee.

Each Board member is required to complete an annual independence questionnaire and update such questionnaire if circumstances change during the year. Based upon the information provided by the directors in such questionnaires, the Board has determined that all existing directors and proposed director nominees, other than Mr. Lütke and Mr. Shannan, are independent under all of the requisite regulatory and statutory criteria. Brief biographies of the director nominees are included in "Section 2: Business of the Meeting - 1. Election of Directors" of this Circular and on our website at shopifyinvestors.com/Governance/Board-of-Directors.
The Board has determined that Mr. Lütke and Mr. Shannan are the Company's only non-independent directors. Mr. Lütke founded Shopify in 2004 and has been the Company's Chief Executive Officer since 2008. Mr. Shannan is the former Chief Operating Officer of Shopify and spent 12 years leading Shopify’s global operations as well as its customer support and service strategy. While Mr. Lütke, the Chair of the Board, is not an independent director, a Lead Independent Director has been appointed. Mr. Ashe currently serves as the Lead Independent Director and the Board intends to appoint Mr. Natale as Lead Independent Director following the Meeting. See "Lead Independent Director" below for further details.
Board Committees

Our Board Charter states that the Board shall appoint from among its members the members of each committee of the Board, in consultation with the relevant committee. The standing committees of our Board consist of an Audit Committee, a Compensation and Talent Management Committee, and a Nominating and Corporate Governance Committee. Our Board committees are comprised entirely of independent directors.

Board and Committee Meetings

Our Board Charter states that our Board will meet as often as it determines appropriate to carry out its responsibilities, which typically will include one regularly scheduled meeting per quarter and ad hoc meetings from time to time. The Board and committees also act by unanimous written consent. The Board and its committees each have a working plan derived from the respective Board and committee Charters assigned to scheduled meetings, to ensure that applicable duties and actions are fulfilled throughout the year. If other matters arise throughout the year requiring discussion or approval, additional meetings may be convened.

In 2024, there were five Board meetings, four Audit Committee meetings, five Compensation and Talent Management Committee meetings, and two Nominating and Corporate Governance Committee meetings.

Meetings of Independent Directors

The agenda for every regularly scheduled Board meeting includes a separate meeting consisting of only independent directors of the Company, which is normally presided over by the Lead Independent Director, or such other non-employee director as is selected by a majority of the non-employee directors. The presiding director for such meetings in 2024 was the Lead Independent Director. All of our committees are made up of independent directors. The members of our Audit Committee meet with our Independent Registered Public Accounting Firm without management present. In addition, each Board member is free to suggest the inclusion of agenda items and is free to raise at any Board meeting
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subjects that are not on the agenda for that meeting. In 2024, a total of five meetings of independent directors, not including committee meetings, were held.

Mandate of the Board of Directors

Our Board is responsible for supervising the management of our business and affairs, including providing guidance and strategic oversight to management, with the goal of increasing shareholder value over the long term. Our Board has adopted a Board Charter, a copy of which is attached as Schedule A to this Circular and can also be accessed on our website at shopifyinvestors.com/Governance. Written position descriptions of the Board Chair and each committee Chair are included in the Board Charter and each respective committee Charter, each of which can also be found on the Company's website at shopifyinvestors.com/Governance.

Duties and Responsibilities of the Board of Directors

Our directors have fiduciary duties to the Company under the CBCA. In exercising their powers and discharging their duties, our directors must act honestly and in good faith with a view to the best interests of the Company, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A director is afforded a due diligence defense for failure to comply with any provision of the CBCA, our articles, or our by-laws where he or she exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance in good faith on: (i) financial statements represented to him or her by an officer of our Company or in a written report of our auditor to fairly reflect the financial condition of the company; or (ii) a report of a person whose profession lends credibility to a statement made by the professional person.

Each member of the Board is expected to spend the time and effort necessary to properly discharge his or her responsibilities as a director of the Company. Accordingly, a director is expected to regularly attend meetings of the Board and Board committees on which such director sits, and to review prior to each meeting the materials distributed in advance of such meeting. A director who is unable to attend a meeting is expected to notify the Chair or the chairperson of the appropriate committee, or the Corporate Secretary in advance of such meeting.

Access to Information and Authority

The Board is granted unrestricted access to all information regarding the Company that is necessary or desirable to fulfill its duties. The Board, and any committee of the Board, has the authority to, at its sole discretion and at the Company's expense, retain and set the compensation of outside experts, advisors, or other professionals, including but not limited to independent legal or accounting advisors, as necessary to assist in the performance of its duties and responsibilities. Pursuant to the Company's Corporate Governance Guidelines, the Board, and any committee of the Board, has the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's Independent Registered Public Accounting Firm, or any other professional retained by the Company to render advice to the Company, attend a meeting of the Board or such committee, or meet with any members of or advisors to the Board. Directors are also encouraged to speak directly to any member of management regarding any questions or concerns the directors may have. The Board regularly invites members of management to attend Board and committee meetings where they share relevant information or insights related to business discussed at such meetings.

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Audit Committee

Our Audit Committee is comprised of Mr. Mahendra-Rajah, Mr. Ashe and Ms. Goodman and is chaired by Mr. Mahendra-Rajah. The Board intends to appoint Mr. Natale as a member of the Audit Committee to replace Mr. Ashe, who will be retiring from the Board after 12 years of service at the conclusion of the Meeting. Our Board has determined that each of these directors, including Mr. Natale, meet the independence requirements, including the heightened independence standards for members of the Audit Committee of the Nasdaq, the SEC, and as set out in NI 52-110. Our Board has determined that each of the members of the Audit Committee as well as Mr. Natale is "financially literate" within the meaning of NI 52-110 and able to read and understand fundamental financial statements as described under Nasdaq rules. Furthermore, the Committee Chair, Mr. Mahendra-Rajah, qualifies as an "audit committee financial expert" as that term is defined under SEC rules and has the requisite experience for financial sophistication under the Nasdaq rules. The Audit Committee met 4 times in 2024.

All of the members of our Audit Committee, as well as Mr. Natale, have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the issues that can reasonably be expected to be raised by Shopify's financial statements. More specifically, all of our Audit Committee members, as well as Mr. Natale, have:

•an ability to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement;
•an understanding of generally accepted accounting principles ("GAAP") and financial statements;
•an ability to assess the general application of GAAP in connection with the accounting for estimates, accruals, and reserves or provisions;
•experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;
•an understanding of internal controls and procedures for financial reporting; and
•an understanding of audit committee functions.

Mr. Mahendra-Rajah acquired his financial literacy as a result of having graduated with a Masters in Business Administration from the Krannert School of Management at Purdue University, acting in senior finance leadership roles, including in his current role as Chief Financial Officer of Uber Technologies Inc. and as Chief Financial Officer of Analog Devices and WABCO Holdings Inc., and acting in other financial leadership roles at Applied Materials, Visa, and United Technologies.

Mr. Ashe acquired his financial literacy as a result of having graduated with a Bachelor of Commerce, Accounting from the University of Ottawa, obtaining his Chartered Accountant (fellow) designation, and acting as VP Finance, Controller at Cognos for 3 years and as Chief Corporate Officer with responsibility for finance at Cognos for two years. Mr. Ashe currently serves on the audit committee of one public company, MSCI Inc. (NYSE).

Ms. Goodman acquired her financial literacy as a result of having graduated with a Masters in Business Administration from the Tuck School of Business of Dartmouth College, and acting as Chief Executive Officer of Constant Contact for 17 years.

Mr. Natale acquired his financial literacy as a result of acting in numerous senior business leadership roles, including as President and CEO of Rogers Communications, President and CEO of TELUS, Managing Partner of KPMG Consulting in Canada and Global Managing Director in the consumer and industrial market segments for KPMG Consulting.
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Our Board has established an Audit Committee Charter setting forth the purpose, composition, authority, and responsibilities of the Audit Committee, consistent with the rules of the Nasdaq, the SEC, and NI 52-110. The Audit Committee Charter also sets forth the responsibilities and duties of the Chair of the Audit Committee. A copy of the Audit Committee Charter can be found on our website at shopifyinvestors.com/Governance. The principal purpose of our Audit Committee is to assist our Board in discharging its oversight of:

•the quality and integrity of our financial statements and related regulatory filings;
•the independence, qualifications, appointment, and performance of our external auditor;
•our disclosure controls and procedures, internal control over financial reporting, and management's responsibility for assessing and reporting on the effectiveness of such controls;
•our compliance with applicable legal and regulatory requirements; and
•our enterprise risk management processes, including but not limited to risks related to cybersecurity.

At least annually, the Audit Committee reviews and confirms the independence of the Independent Registered Public Accounting Firm by obtaining statements from the Independent Registered Public Accounting Firm describing all relationships or services between the auditor and the Company. The Audit Committee reviews any disclosed relationships or services that may affect the auditor's independence and objectivity, and takes appropriate actions to oversee the Independent Registered Public Accounting Firm.

In connection with its risk management function, the Audit Committee reviews and discusses regular reports prepared by the Head of Risk and Internal Audit on the effectiveness of the Company's risk management programs, control processes and governance procedures, together with management's response. The Company's Chief Information Security Officer provides the Audit Committee with periodic reports on the Company's cybersecurity program. Issues that are determined to represent an elevated level of risk may be escalated to the full Board for consideration, at the discretion of the Audit Committee.

Our Audit Committee has access to all of our books, records, facilities and personnel and may request any information about the Company as it may deem appropriate. It also has the authority in its sole discretion and at the Company's expense, to retain and set the compensation of outside legal, accounting, or other advisors, as necessary to assist in the performance of its duties and responsibilities.

Our Audit Committee recommends the Independent Registered Public Accounting Firm to be nominated and reviews the compensation of the Independent Registered Public Accounting Firm.

Our Audit Committee also reviews procedures for reviewing and approving or ratifying related-party transactions (as defined under U.S. GAAP), and is responsible for reviewing and approving or ratifying all related-party transactions.

Pre-Approval Procedures for Audit and Non-Audit Services

From time to time, management recommends to and requests approval from the Audit Committee for the provision of audit and non-audit services to be provided by the Company's Independent Registered Public Accounting Firm. The Audit Committee considers such requests, if applicable, and if acceptable, pre-approves such audit and non-audit services. During such deliberations, the Audit Committee assesses, among other factors, whether the services requested would be considered "prohibited services" as contemplated by the SEC, and whether the services requested and the fees related to such services could impair the independence of the Company's Independent Registered Public Accounting Firm.
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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Mr. Ashe and Mr. Levine, each of whom is independent for purposes of NI 58-101 and the Nasdaq rules. The Nominating and Corporate Governance Committee is chaired by Mr. Ashe who is retiring from the Board following the Meeting. The Board intends to appoint Mr. Natale as a member of and the chair of the Nominating and Corporate Governance Committee, to replace Mr. Ashe, following the Meeting. Mr. Natale is independent for the purposes of NI 58-101 and the Nasdaq rules.

Our Board has established a Nominating and Corporate Governance Committee Charter setting forth the purpose, composition, authority, and responsibility of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee Charter also sets forth the responsibilities and duties of the Chair of the Nominating and Corporate Governance Committee Charter, which is available on the Company's website at shopifyinvestors.com/Governance. The Nominating and Corporate Governance Committee's purpose is to assist our Board in:

•identifying individuals qualified to become members of our Board;
•selecting or recommending that our Board select director nominees for the next annual meeting of shareholders and recommending the composition of our Board and its committees;
•developing and overseeing a process to assess our Board, the Chair of the Board, the committees of the Board, the chairs of the committees, and individual directors;
•developing and implementing our corporate governance guidelines; and
•overseeing the Company's strategy and initiatives relating to environmental, social, and corporate governance matters that are significant to the Company.

Board, Committee and Director Evaluations

As part of its mandate, the Nominating and Corporate Governance Committee regularly conducts a review process, to assess our Board, each committee and each director regarding his, her or its effectiveness and contribution. The Chair of the Nominating and Corporate Governance Committee then provides a report of the evaluation results to our Board.

Identifying New Candidates for our Board

The Nominating and Corporate Governance Committee is a committee composed entirely of independent directors and is responsible for developing and recommending to the Board the criteria that are deemed necessary or advisable for prospective director candidates. The Board has full authority to modify such criteria as and when it sees fit.

The Nominating and Corporate Governance Committee is also responsible for developing director succession plans for the Board, identifying suitable candidates for nomination to the Board and assessing their qualifications in light of the Company's Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee may consider all facts and circumstances that it deems appropriate or advisable under the circumstances. The Nominating and Corporate Governance Committee reviews the prospective candidates' qualifications and recommends to the Board such prospective director candidates. The Board is ultimately responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders.

In identifying new candidates for our Board, the Nominating and Corporate Governance Committee will consider what competencies and skills our Board, as a whole, should possess and assess what competencies and skills each existing director possesses, considering our Board as a group, and the personality and other qualities of each director, as these may ultimately determine the Board dynamic. The Nominating and Corporate Governance Committee will also consider whether the performance of
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any candidate is likely to be adversely impacted by excessive time commitments, such as service on other boards.

Once appointed to the Board, as set out in our Corporate Governance Guidelines, directors must notify the Nominating and Corporate Governance Committee upon a change in principal occupation or business association, prior to accepting another directorship, or upon becoming aware of circumstances that may adversely reflect upon such director, any other director, or the Company, so that the potential for conflicts or other factors compromising the director's ability to perform his or her duties may be fully assessed.

Shareholders may nominate an individual for election to the Board by way of a shareholder proposal in accordance with the provisions of the CBCA. The Company must receive such a proposal during the 60-day period between January 18, 2026 and March 19, 2026. The Company has adopted an advance notice by-law that provides that shareholders seeking to nominate candidates for election as directors must provide timely written notice to our Corporate Secretary. See "Advance Notice Requirements for Director Nominations" below. The Company believes that the current statutory rights provided to shareholders adequately address the rights of shareholders to nominate directors.

Compensation and Talent Management Committee

Our Compensation and Talent Management Committee is comprised of the following independent directors: Mr. Ashe, Ms. Goodman, and Ms. Simo, and is chaired by Ms. Goodman. The Board intends to appoint Mr. Natale to the Compensation and Talent Management Committee following the retirement of Mr. Ashe at the conclusion of the Meeting. Under Nasdaq rules applicable to U.S. domestic issuers, there are heightened independence standards for members of the Compensation and Talent Management Committee. While these rules do not specifically apply to the Company as a foreign private issuer, the Company reviews these standards in assessing the independence of the Compensation and Talent Management Committee members. All of our Compensation and Talent Management Committee members as well as Mr. Natale meet this heightened standard and are also independent for purposes of NI 58-101.

Our Board has established a Compensation and Talent Management Committee Charter setting forth the purpose, composition, authority and responsibility of the Compensation and Talent Management Committee consistent with the guidance of the Canadian Securities Administrators and the rules of the Nasdaq and the SEC. The Compensation and Talent Management Committee Charter also sets forth the responsibilities and duties of the Chair of the Compensation and Talent Management Committee, which can be found on our website at shopifyinvestors.com/Governance. The Compensation and Talent Management Committee's purpose is to assist the Board in its oversight of executive compensation, management development and succession, director compensation, equity compensation, compensation disclosure, and human capital management. The principal responsibilities and duties of the Compensation and Talent Management Committee include:

•reviewing at least annually our executive compensation plans;
•evaluating at least annually our CEO's performance in light of the Company's goals and objectives and, based on such evaluation, with appropriate input from other independent members of our Board, determining the CEO's annual compensation and reporting on the compensation to the Board;
•reviewing on an annual basis the evaluation process and compensation structure for our officers including the benchmark compensation group and, in consultation with our CEO, reviewing the performance of the other officers in order to determine the compensation of such officers;
•assessing the competitiveness and appropriateness of our programs relating to the compensation of executive officers on an annual basis;
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•reviewing and, if appropriate, recommending to our Board the approval of any adoption, amendment or termination of our incentive and equity-based incentive compensation plans (and the aggregate number of shares to be reserved for issuance thereunder) pursuant to the Company's overall compensation philosophy and strategy, and overseeing their administration and discharging any duties imposed on the Compensation and Talent Management Committee by any of those plans;
•overseeing the Company's human capital management including talent attraction, recruitment, turnover, workforce compensation and pay equity, succession planning, workforce composition and inclusion and diversity, employee engagement, health and well-being, workforce training, learning, and development;
•reviewing, in consultation with the CEO, management's resources and succession plans for officers and senior leaders; and
•reviewing at least annually the form and compensation for members of the Board.

Compensation and Talent Management Committee Interlocks

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation and Talent Management Committee.

Chair of the Board

Tobias Lütke, our CEO and founder, is the Chair of our Board. Pursuant to our Board Charter, the Board shall choose one of its members to be its Chair by majority vote. Our Board has adopted a written position description for the Chair, as outlined in the Board Charter, which, among other things, sets out the key responsibilities and duties of the Chair.

Lead Independent Director

Following the Meeting, the Board intends to appoint Mr. Natale as our Lead Independent Director. The Lead Independent Director is responsible for overseeing the discharge by the Board of its responsibilities, including that the Board evaluates the performance of management objectively, and that the Board understands the boundaries between the responsibilities of the Board and management, and functions independently of management. Our Lead Independent Director consults with the independent directors and represents such directors, where necessary, in discussions with management and the Chair on the conduct of Board meetings, corporate governance, and other issues.

Shopify's Lead Independent Director has the following responsibilities and duties:

•in co-operation with the Chair, provide leadership to enable the Board to act effectively in carrying out its duties and responsibilities as described in the Board Charter and as otherwise appropriate;
•in consultation with the Chair, the CEO, the CFO, the Corporate Secretary's Office, and others as required, review the annual work plan and the meeting agendas so as to bring all required business before the Board;
•preside over executive sessions of independent directors, and serve as a liaison between the Chair and the independent directors;
•if the Chair is not present at meetings, the Lead Independent Director will chair such meetings;
•in consultation with the CEO, ensure that there is an effective relationship between management and the members of the Board; and
•as appropriate, carry out any other or special assignments or any functions as may be requested by the Chair or management.

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Chief Executive Officer

Working with the Board, the CEO provides vision and innovative leadership alongside his deep context as Shopify’s founder to drive the Company's strategic priorities. The CEO leads the executive management team, oversees the direction and development of the business, the Shopify platform and its products, and identifies strategic opportunities.

Orientation and Continuing Education

The Board is responsible for providing an orientation program for new directors including familiarizing new directors with the Company and its business, the Board Chair, the Lead Independent Director, other directors, management, and the Company's governance processes. This responsibility may be delegated to the Nominating and Corporate Governance Committee.

On joining the Board, new directors are provided with information and participate in introductory meetings with other directors, management, and key members of Company leadership in order to gain familiarity with the Company's culture, business and strategic plans, key policies and practices, including the Code of Conduct, and management structure. New Board members are also provided with the opportunity to better understand the Shopify platform and merchants through self-guided content including merchant stories and feedback to gain a deeper appreciation for the impact of Shopify's work and the Company's commitment to merchants.

The Board believes that ongoing education is important for maintaining a current and effective Board. The Board and its committees regularly invite different members of the Company's management to present to the Board and its committees on various aspects of the Company's business. Over the past year, directors received updates on, among other things: product themes and priorities and the Company's overall strategy (including on topics such the Company's platform and strategic partnerships, marketing operations, and data infrastructure); Shopify Editions; the Company's annual operating plan; talent structure and systems and human capital management; executive performance and compensation and succession planning; cybersecurity and privacy; sustainability; Board development; the results of the 2024 annual general and special meeting of shareholders and related shareholder and governance matters; and regular finance and legal updates.

In addition, all directors have regular access to and contact with senior management, and directors are encouraged to, and do, speak directly to any member of management regarding any questions or concerns the directors may have. Directors are encouraged to continually develop and hone their skills and knowledge to enable them to provide the best strategic advice to the Company. The Board meets in-person at least once a year, and is invited to attend the Company's annual in person Summit event. Shopify reimburses directors for reasonable expenses incurred in connection with these education programs.

Strategy

The Board is responsible for reviewing and approving management's strategic and business plans and our financial objectives, plans and actions, including significant capital allocations and expenditures. The Board holds regular meetings at which members of management, including our CEO, provide updates on management's strategies, business plans (including management's annual operating plan), opportunities, and risks.

Director Equity Ownership

The Company encourages directors to own equity in the Company, whether in the form of stock, options, RSUs, DSUs, or otherwise. However, the Board believes that the amount and nature of a
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director's equity ownership is a personal decision, and as a result the Board has not adopted a policy requiring minimum equity ownership by directors.

Succession Planning

Our Chief Executive Officer works with the Compensation and Talent Management Committee and the Board on a regular basis to ensure there is a current and effective plan of succession and development for the CEO and the executive management team. Our Board believes that the directors and the CEO should collaborate on management succession planning and that the entire Board should be involved in the critical aspects of the succession planning process for our CEO, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates, and making key management succession decisions. Management succession is regularly discussed by the Compensation and Talent Management Committee and in executive sessions of the Board. In addition, the Compensation and Talent Management Committee of our Board regularly reviews the Company's leadership pipeline, talent strategies including succession, and plans for key positions in consultation with the Compensation and Talent Management Committee. Directors also become familiar with potential successors for key positions through various other means, including Board presentations and informal meetings.

Board Development

Our Board has not adopted director term limits or mandatory age-related retirement policies. Rather than adopting these or other formal mechanisms of Board renewal, the Nominating and Corporate Governance Committee reviews the Board's composition on a regular basis and considers the most appropriate makeup of the Board. Shopify, the Nominating and Corporate Governance Committee, and the Board are committed to a merit-based system for selecting talented and dedicated individuals to serve as directors and executive officers rather than setting specific representation targets. The Board and management believe that fostering a high-performing Board with diverse perspectives does not require a formal policy1. In connection with evaluating recommendations for Board nomination, the Nominating and Corporate Governance Committee and the Board considers director age and tenure. See "Section 2: Business of the Meeting - 1. Election of Directors" in this Circular for each director nominee's age and the year each director was first elected or appointed.

Majority Voting

Shopify is subject to the statutory majority voting requirements under the CBCA (the "CBCA Majority Voting Requirements"). In accordance with the CBCA Majority Voting Requirements, directors stand for election each year at the annual meeting of shareholders, and a separate vote of shareholders is taken with respect to each candidate nominated for director. If there is an uncontested election, each candidate is elected only if the number of votes cast in their favor represents a majority of the votes cast with respect to his or her election by shareholders who are present in person or represented by proxy. If an incumbent director is not re-elected in an uncontested election, the director may continue in office until the earlier of (i) the 90th day after the day of the election; and (ii) the day on which their successor is appointed or elected. Majority voting will not apply in the case of a contested election of directors, in which case the directors will be elected by a plurality of votes of the shares represented in person or by proxy at the meeting and voted on the election of directors.

1 As a company incorporated under the CBCA, Shopify is required to provide information regarding the representation of "designated groups" among the Board and senior management. "Designated groups", as defined under the regulations to the CBCA, include "women, Indigenous persons, persons with disabilities and members of visible minorities" (as defined under the Employment Equity Act (Canada)). Currently, three of our 10 (30%) director nominees self-identify as women and two of our 10 (20%) director nominees self-identify as members of visible minorities. One of our five (20%) executive officers self-identifies as a woman and one of our five (20%) executive officers self-identifies as a member of a visible minority. None of our director nominees identify as an Indigenous person or a person with a disability.
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Disclosure of Voting Results

In accordance with TSX rules, Shopify will make prompt disclosure of detailed vote results following each shareholder meeting.

Conflicts of Interest

A director who has a material interest in a matter before our Board or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our Board or any committee on which he or she serves, such director may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors are also required to comply with the relevant provisions of the CBCA regarding conflicts of interest.

The CBCA states that a director must disclose to the Company, in accordance with the provisions of the CBCA, the nature and extent of an interest that the director has in a material contract or material transaction, whether made or proposed, with us, if the director is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction. A director required to make such a disclosure is not entitled to vote on any directors' resolution to approve that contract or transaction, unless the contract or transaction:

•relates primarily to the director's remuneration as a director, officer, employee, agent or mandatory of Shopify or an affiliate;
•is for indemnity or insurance otherwise permitted under the CBCA; or
•is with an affiliate.

Code of Conduct

We have adopted a Code of Conduct applicable to all of our directors, officers, employees, consultants, and contractors including our CEO, CFO, controller or principal accounting officer, or other persons performing similar functions, which is a "code" under NI 58-101 and a "code of ethics" as defined by applicable SEC rules. The Code of Conduct sets out our fundamental values and standards of behavior that are expected from our directors, officers, employees, consultants, and contractors with respect to all aspects of our business. The objective of the Code of Conduct is to provide guidelines for maintaining our integrity, reputation and honesty with a goal of honoring others' trust in Shopify at all times. The full text of the Code of Conduct is posted on our website at shopifyinvestors.com/Governance and is filed with Canadian securities regulators.

In 2024, all employees were provided online training on the Code of Conduct, and were required to read the Code and certify to having read and understood the Code. All new employees undergo the same training and certification process as they join the Company.

If we grant any waivers from any provision of the Code of Conduct, including any implicit waiver, we will disclose the nature of such waiver on our website to the extent required by the rules and regulations of the SEC and the Canadian Securities Administrators. To date, no such waiver has been granted.

    Monitoring Compliance with the Code of Conduct

Our Nominating and Corporate Governance Committee is responsible for reviewing and evaluating the Code of Conduct at least annually and will recommend any necessary or appropriate changes to our Board for consideration. The Nominating and Corporate Governance Committee assists our Board with the monitoring of compliance with the Code of Conduct, and is responsible for considering any waivers of the Code of Conduct (other than waivers applicable to members of the Nominating and Corporate
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Governance Committee, which are considered by the Audit Committee, or waivers applicable to our directors or executive officers, which are subject to review by our Board as a whole). The Board receives quarterly compliance reports from the General Counsel, which includes relevant matters related to the Code of Conduct.

To the Company's knowledge there has been no conduct by our directors or executive officers that constitutes a departure from our Code of Conduct since January 1, 2024 and, accordingly, no material change reports related thereto have been required.

    Complaint Reporting

In order to foster a climate of openness and honesty in which any concern or complaint pertaining to a suspected violation of the law, our Code of Conduct or any of our policies, or any unethical or questionable act or behavior is identified and reviewed, our Code of Conduct requires that our employees promptly report the violation or suspected violation. In order to ensure that violations or suspected violations can be reported without fear of retaliation, harassment or an adverse employment consequence, our Code of Conduct contains procedures designed to facilitate confidential, anonymous submissions by our employees.

Shopify has a whistleblower hotline that employees and others can access by phone or online, and choose to report anonymously or not at their option. The Chair of the Audit Committee is notified of any whistleblower reports and the Board is provided with quarterly reports from management regarding whistleblower reports.

Shareholder Meetings

Under the CBCA, we must hold a general meeting of our shareholders at least once every year at a time and place determined by our Board, provided that the meeting must not be held later than 15 months after the preceding annual meeting, but no later than 6 months after the end of our preceding financial year. A meeting of our shareholders may be held anywhere our directors determine or be conducted in a virtual-only format. Our directors may, at any time, call a meeting of our shareholders. Shareholders holding not less than 5% of our issued voting shares may also cause our directors to call a shareholders' meeting.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, if a meeting is to consider special business (which is any business other than the consideration of the financial statements, the Report of Independent Registered Public Accounting Firm, election of directors or the re-appointment of the current Independent Registered Public Accounting Firm), the general nature of the special business, must be sent to shareholders, to each director and the Independent Registered Public Accounting Firm not less than 21 and not more than 60 days prior to the meeting, although, as a result of applicable securities laws, the minimum time for notice is effectively longer. Under the CBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

Our by-laws provide that a quorum of shareholders consists of the holders of at least 25% of the shares entitled to vote at the Meeting, attending the Meeting themselves or represented by proxy, and at least 2 persons entitled to vote at the Meeting, attending the Meeting themselves or represented by proxy. If a quorum is not present at the opening of the Meeting, the shareholders present may adjourn the meeting to a fixed time and place, but may not transact any further business.

Holders of our Class A subordinate voting shares, Class B restricted voting shares, and the Founder Share are entitled to attend meetings of our shareholders. Except as otherwise provided with respect to
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any particular series of preferred shares, and except as otherwise required by law, holders of our preferred shares are not entitled as a class to receive notice of, or to attend or vote at any meetings of our shareholders. Our directors, our Corporate Secretary, our Independent Registered Public Accounting Firm and any other persons invited by our Chair, or directors, or with the consent of those at the Meeting, are entitled to attend at any meeting of our shareholders, but will not be counted in the quorum or be entitled to vote at the Meeting unless he or she is a shareholder or proxyholder entitled to vote at the Meeting.

Advance Notice Requirements for Director Nominations

We have adopted an advance notice by-law which was approved by our shareholders at our 2015 annual meeting. The by-law provides that shareholders seeking to nominate candidates for election as directors must provide timely written notice to our Corporate Secretary at our principal executive offices. To be timely, a shareholder's notice must be received (1) in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the shareholder may be received not later than the close of business on the 10th day following the date of such public announcement; and (2) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. Our advance notice by-law also prescribes the proper written form for a shareholder's notice. Our Board may, at its sole discretion, waive any requirement under these provisions.

Choice of Forum

We have adopted a forum selection by-law which was approved by our shareholders at our 2015 annual meeting. The by-law provides that, unless we consent in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada and appellate courts therefrom (or, failing such court, any other "court" as defined in the CBCA having jurisdiction, and the appellate courts therefrom), will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf; (2) any action or proceeding asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us; (3) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or our articles or by-laws, or (4) any action or proceeding asserting a claim otherwise related to our "affairs" (as defined in the CBCA). Our forum selection by-law also provides that our securityholders are deemed to have consented to personal jurisdiction in the Province of Ontario and to service of process on their counsel in any foreign action initiated in violation of our by-law.

Share Structure

Our Class B restricted voting shares have ten votes per share, our Class A subordinate voting shares have one vote per share and the Founder Share has a variable number of votes. All Class B restricted voting shares will convert automatically into Class A subordinate voting shares on the date on which the outstanding Class B restricted voting shares represent less than 5% of the aggregate number of outstanding Class A subordinate voting shares and Class B restricted voting shares as a group. The Founder Share provides a variable number of votes that represents, when combined with the votes attached to certain other voting shares of the Company beneficially owned or controlled by Tobias Lütke, his immediate family and affiliates, at least 40% of the aggregate voting power attached to all of the Company's outstanding voting shares, provided that such variable number of votes does not cause the aggregate voting power of Tobias Lütke and his immediate family and affiliates to exceed 49.9% of the aggregate voting power attached to all of the Company's outstanding voting shares.

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The holders of our Class B restricted voting shares and the Founder Share collectively control a substantial percentage of the combined voting power of our voting shares even though the Class B restricted voting shares and the Founder Share each represent a substantially smaller percentage of our total outstanding shares. The concentrated voting control of holders of our Class B restricted voting shares and the Founder Share limits the ability of our Class A subordinate voting shareholders to influence corporate matters for the foreseeable future, including the election of directors as well as with respect to decisions regarding amendment of our share capital, creating and issuing additional classes of shares, making significant acquisitions, selling significant assets or parts of our business, merging with other companies and undertaking other significant transactions. As a result, holders of Class B restricted voting shares and the Founder Share will have the ability to influence many matters affecting Shopify and actions may be taken that our Class A subordinate voting shareholders may not view as beneficial. Given the terms of the Founder Share, this will continue to be the case even following the conversion of all Class B restricted voting shares in accordance with their terms, as the conversion will increase the voting power of the Founder Share, subject to the limitations of the terms of the Founder Share.

    Certain Class Votes

Class A subordinate voting shares and Class B restricted voting shares

Except as required by the CBCA, applicable securities laws or our restated articles of incorporation, holders of Class A subordinate voting shares and Class B restricted voting shares will vote together on all matters subject to a vote of holders of both those classes of shares as if they were one class of shares. Neither the holders of the Class A subordinate voting shares nor the holders of the Class B restricted voting shares are entitled to vote separately as a class upon a proposal to amend our articles of incorporation in the case of an amendment to (1) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class; or (2) create a new class of shares equal or superior to the shares of such class, which rights are otherwise provided for in paragraphs (a), and (e) of subsection 176(1), respectively of the CBCA. Pursuant to our restated articles of incorporation, neither holders of our Class A subordinate voting shares nor holders of our Class B restricted voting shares will be entitled to vote separately as a class on a proposal to amend our articles to effect an exchange, reclassification or cancellation of all or part of the shares of such class pursuant to Section 176(1)(b) of the CBCA unless such exchange, reclassification or cancellation: (a) affects only the holders of that class; or (b) affects the holders of Class A subordinate voting shares and Class B restricted voting shares differently, on a per share basis, and such holders are not already otherwise entitled to vote separately as a class under applicable law or our articles of incorporation in respect of such exchange, reclassification or cancellation.

Pursuant to our restated articles of incorporation, holders of Class A subordinate voting shares and Class B restricted voting shares will be treated equally and identically, on a per share basis, in certain change of control transactions that require approval of our shareholders under the CBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of our Class A subordinate voting shares and Class B restricted voting shares, each voting separately as a class.

Founder Share

The Founder Share will vote together with the Class B restricted voting shares and the Class A subordinate voting shares as a single class except as otherwise expressly provided in the Company's restated articles of incorporation or as provided by law.

The holder of the Founder Share is not entitled to vote separately as a class: (1) upon a proposal to amend the restated articles of incorporation of the Company in the case of an amendment referred to in
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paragraph (a) or (e) of subsection 176(1) of the CBCA; or (2) upon a proposal to amend the restated articles of incorporation of the Company in the case of an amendment referred to in paragraph (b) of subsection 176(1) of the CBCA unless such exchange, reclassification or cancellation affects only the holder of the founder share.

Take-Over Bid Protection

Under applicable Canadian law, an offer to purchase Class B restricted voting shares would not necessarily require that an offer be made to purchase Class A subordinate voting shares. In accordance with the rules of the TSX designed to ensure that, in the event of a take-over bid, the holders of Class A subordinate voting shares will be entitled to participate on an equal footing with holders of Class B restricted voting shares, the holders of the outstanding Class B restricted voting shares on completion of our IPO entered into a customary coattail agreement with Shopify and a trustee (the "Coattail Agreement"). The Coattail Agreement contains provisions customary for dual class, TSX-listed corporations designed to prevent transactions that otherwise would deprive the holders of Class A subordinate voting shares of rights under the take-over bid provisions of applicable Canadian securities legislation to which they would have been entitled if the Class B restricted voting shares had been Class A subordinate voting shares.

The undertakings in the Coattail Agreement will not apply to prevent a sale of Class B restricted voting shares by a holder of Class B restricted voting shares party to the Coattail Agreement if concurrently an offer is made to purchase Class A subordinate voting shares that:

(a)offers a price per Class A subordinate voting share at least as high as the highest price per share paid or required to be paid pursuant to the take-over bid for the Class B restricted voting shares;
(b)provides that the percentage of outstanding Class A subordinate voting shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of outstanding Class B restricted voting shares to be sold (exclusive of Class B restricted voting shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);
(c)has no condition attached other than the right not to take up and pay for Class A subordinate voting shares tendered if no shares are purchased pursuant to the offer for Class B restricted voting shares; and
(d)is in all other material respects identical to the offer for Class B restricted voting shares.

In addition, the Coattail Agreement will not prevent the sale of Class B restricted voting shares by a holder thereof to a Permitted Holder (as defined in our restated articles of incorporation), provided such sale does not or would not constitute a take-over bid or, if so, is exempt or would be exempt from the formal bid requirements (as defined in applicable securities legislation). The conversion of Class B restricted voting shares into Class A subordinate voting shares, will not, in of itself constitute a sale of Class B restricted voting shares for the purposes of the Coattail Agreement.

Under the Coattail Agreement, any sale of Class B restricted voting shares (including a transfer to a pledgee as security) by a holder of Class B restricted voting shares party to the Coattail Agreement will be conditional upon the transferee or pledgee becoming a party to the Coattail Agreement, to the extent such transferred Class B restricted voting shares are not automatically converted into Class A subordinate voting shares in accordance with our articles of incorporation.

The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the Class A subordinate voting shares. The obligation of the trustee to take such action will be conditional on Shopify or holders of the Class A subordinate voting shares providing such funds and indemnity as the trustee may require. No holder of
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Class A subordinate voting shares will have the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Class A subordinate voting shares and reasonable funds and indemnity have been provided to the trustee.

The Coattail Agreement provides that it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of the TSX and any other applicable securities regulatory authority in Canada and (b) the approval of at least 66 2/3% of the votes cast by holders of Class A subordinate voting shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to Class A subordinate voting shares held directly or indirectly by holders of Class B restricted voting shares, their affiliates and related parties and any persons who have an agreement to purchase Class B restricted voting shares on terms which would constitute a sale for purposes of the Coattail Agreement other than as permitted thereby.

No provision of the Coattail Agreement limits the rights of any holders of Class A subordinate voting shares under applicable law.

Company Communication with Shareholders

Shopify has a Disclosure Policy and a Disclosure Committee. The Disclosure Committee currently consists of representatives of Shopify's Finance, Legal, and Communications teams. The Disclosure Committee and the Board have reviewed and approved this Circular and review and approve our annual report on Form 10-K and our annual financial reports and management's discussion and analysis and associated earnings press release. The Disclosure Committee and the Audit Committee review and approve interim financial reports, interim management's discussion and analysis and associated earnings press releases. The Company holds quarterly conference calls following the release of our quarterly and annual results. All shareholders may listen to a live audio webcast or to archived webcasts on our website at shopifyinvestors.com.

Communications with the Board

As outlined in Shopify's Corporate Governance Guidelines, shareholders and other interested parties may communicate directly with the Board or the independent directors. Shareholders may contact the Board about issues or questions about Shopify by sending a letter to:

Shopify Inc.
151 O'Connor Street, Ground Floor
Ottawa, Ontario, K2P 1L8
Canada
Attn: Board of Directors
By email: corporate@shopify.com

If a shareholder wishes to contact the independent members of the Board, he or she should address such communication to the attention of the Lead Independent Director at the address above. Shopify's legal department will initially receive and process these communications before forwarding them to the addressee, and generally will not forward a communication that it determines to be primarily commercial in nature, is related to an improper or irrelevant topic, or is a request for general information about the Company, its products, or services.
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SECTION 5: GENERAL AND ADDITIONAL INFORMATION

Interests of Certain Persons or Companies on Matters to be Acted Upon

Other than as described herein, no person who has been a director or executive officer of the Company at any time since the beginning of the last financial year of the Company, no proposed nominee for election as director of the Company and no associate or affiliate of any of the foregoing persons has or had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon other than as disclosed herein.

Interest of Informed Persons in Material Transactions

Other than as described herein, no informed persons of the Company, proposed director, or any associate or affiliate of any informed person or proposed director has any material interest, direct or indirect, in any transaction in the last fiscal year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

Other Matters

As of the date of this Circular, management is not aware that any other matter is to be presented for action at the Meeting. If, however, other matters properly come before the Meeting, the persons named on the form of proxy will vote on them in accordance with their judgment, pursuant to the discretionary authority conferred by the form of proxy with respect to such matters.

Non-GAAP Measures

Shopify's Financial Statements are prepared and presented in accordance with U.S. GAAP. Certain measures in this Circular do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. Non-GAAP financial measures are not recognized measures for financial statement presentation under U.S. GAAP, do not have standardized meanings and may not be comparable to similar measures presented by other public companies.Such non-GAAP financial measures should be considered as a supplement to,and not as a substitute for, or superior to, the corresponding measures calculated in accordance with U.S. GAAP. This Circular contains references to non-GAAP measures as described below.

Free Cash Flow

Free cash flow and free cash flow margin are non-GAAP financial measures. Free cash flow is calculated as cash flow from operations less capital expenditures, as shown in the table below. Shopify believes free cash flow and free cash flow margin provide useful information to help investors and others understand our operating results and the performance of our business in the same manner as management.

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The following table illustrates how free cash flow is calculated in this Circular:

	Years ended
	December 31, 2024	December 31, 2023
	$	$

Net cash provided by (used in) operating activities	1,616	944
less: capital expenditures(1)	(19)	(39)
Free cash flow	1,597	905
Revenue	8,880	7,060
Free cash flow margin	18%	13%

1	Capital expenditures is equivalent to the amount included in "purchases of property and equipment" on the Company's Consolidated Statement of Cash Flows for the reported period.

Additional Information

Additional financial information about Shopify, including Shopify's 2024 Annual Report on Form 10-K, as amended by Amendment No.1 on Form 10-K/A, including its audited Financial Statements and Notes and related Management's Discussion and Analysis for the year ended December 31, 2024, are accessible on SEDAR+ at sedarplus.ca, on EDGAR at sec.gov, on our website at shopifyinvestors.com, or by contacting Shopify by phone at 1-613-241-2828 ext. 1024 or by email at IR@shopify.com. Shareholders may, upon request, receive a hard copy of the complete audited Financial Statements and Notes and related Management's Discussion and Analysis, free of charge.

In addition, shareholders may contact Broadridge to request a paper copy of this Circular and our audited Financial Statements and Notes and related Management's Discussion and Analysis, at no cost to you, up to one year from the date of the filing of this Circular on SEDAR+, by calling 1-877-907-7643 or at www.proxyvote.com, and entering the provided 16-digit control number.

Approval by Directors

The Board has approved the contents of this Circular and authorized it to be sent to each shareholder who is eligible to receive notice of, and vote his, her or its shares, at our Annual General Meeting of Shareholders, as well as to each director and to the Company's Independent Registered Public Accounting Firm.
Michael L. Johnson
Corporate Secretary
April 7, 2025

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SCHEDULE A
SHOPIFY INC.
BOARD CHARTER

This Board Charter ("Charter") has been adopted by the Board of Directors ("Board") of Shopify Inc. ("Company").

I.Purpose
The Board is responsible for supervising the management of the business and affairs of the Company. It is management’s duty to run the Company’s business on a day‐to-day basis. The Board is expected to focus on guidance and strategic oversight, with the goal of increasing shareholder value over the long term.
In discharging their duties, directors must act honestly and in good faith, with a view to the best interests of the Company. Directors must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
II.Access to Information and Authority
The Board will be granted unrestricted access to all information regarding the Company that is necessary or desirable to fulfill its duties. The Board shall have the authority to, at its sole discretion and at the Company’s expense, retain and set the compensation of outside legal or other advisors, as necessary to assist in the performance of its duties and responsibilities.
III.Composition and Meetings
The Board shall be comprised of that number of directors as shall be determined from time to time by the Board upon recommendation of the Nominating and Corporate Governance Committee of the Board, in accordance with the Company’s articles and by‐laws. The Board will be comprised of a majority of “independent” directors within the meaning of the applicable listing standards of the Nasdaq Stock Market LLC and National Policy 58‐201 – Corporate Governance Guidelines adopted by the Canadian Securities Administrators.
The Board shall choose one of its members to be its Chair by majority vote, which Chair shall have the duties and responsibilities set out in Section V.
The Board shall appoint from among its members, the members of each Committee of the Board, in consultation with the relevant Committee of the Board.
The Board will meet as often as it determines appropriate to carry out its responsibilities, which typically will include one regularly scheduled meeting per quarter. Each director has a responsibility to attend and participate in meetings of the Board. The Board and the Chair may invite any executive, employee, external advisor, or such other person as it deems appropriate to attend and participate in any portion of any Board meeting, and may exclude from all or any portion of its meetings any person it deems appropriate in order to carry out its responsibilities. Every regularly scheduled Board meeting will include a meeting of the independent members of the Board (as defined by applicable laws, regulations, rules, and guidelines) will also meet without the non-independent directors and members of management.
IV.Responsibilities and Duties of the Board

The responsibilities and duties of the Board shall include the following:

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Chief Executive Officer and Officers
1.Appointing the Chief Executive Officer (“CEO”) and, together with the CEO, developing a written position description for the role of the CEO.
2.Appointing the officers of the Company.
3.Developing and approving the Company goals and objectives that the CEO is responsible for meeting.
4.Establishing the goals relevant to CEO compensation and reviewing the performance of the CEO against such goals. This duty may be delegated to the Compensation and Talent Management Committee.
5.Taking steps to satisfy itself (i) as to the integrity of the CEO and other executive officers and (ii) that the CEO and other executive officers create a culture of integrity throughout the organization.
6.Succession planning for the CEO and monitoring management’s succession plans for other officers and key personnel, with input from the Compensation and Talent Management Committee of the Board.
Financial Reporting
7.Approving:
•On the recommendation of the Audit Committee of the Board, the annual report on Form 10-K, including the annual financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations, the Company’s annual earnings press release, including, any pro forma or non-GAAP information included therein, and their filing and disclosure.
8.Reviewing and monitoring, with assistance of the Audit Committee of the Board:
•The quality and integrity of the Company’s financial statements;
•The external reporting of the Company’s financial and operating performance in compliance with all regulatory and statutory requirements; and
•The appointment and performance of the external auditor.
Financial Reporting Processes, Accounting Policies and Internal Controls
9.Reviewing and monitoring, with the assistance of the Audit Committee of the Board:

•The adequacy and effectiveness of the Company's system of internal controls over financial reporting, including any significant deficiencies and significant changes in internal controls; and

•The quality and integrity of the Company's external financial reporting processes.
Ethical and Legal Compliance and Risk Management
10.Reviewing and approving the Company's code of conduct ("Code of Conduct").
11.Reviewing and approving any changes to the Board's policies or procedures as recommended by the relevant Committee of the Board.
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12.Reviewing and monitoring:
•Compliance with the Code of Conduct and any other ethical standards adopted by the Company;
•The Company's compliance with applicable legal and regulatory requirements, notwithstanding the foregoing and subject to applicable law, nothing contained in this Charter is intended to require the Board to ensure the Company's compliance with applicable laws or regulations; and
•The Company's enterprise risk management processes, with support from the Audit Committee of the Board.
Other Responsibilities
13.Reviewing and approving management's strategic and business plans.
14.Reviewing and approving the Company's financial objectives, plans, and actions, including significant capital allocations and expenditures.
15.Reviewing and approving material transactions not in the ordinary course of business.
16.In consultation with management, overseeing and reviewing the Company's procedures with respect to the Company's public disclosure to ensure that communications with the public are timely, factual, accurate and broadly disseminated in accordance with all applicable legal and regulatory requirements. This responsibility may also be delegated to the Audit Committee of the Board.
17.Providing an orientation program for new Directors to the Board and continuing education opportunities for all Directors to familiarize them with the Company and its business. This responsibility may be delegated to the Nominating and Corporate Governance Committee of the Board.
18.Overseeing the assessment by the Nominating and Governance Committee of the Board, each committee and each director.
19.Developing and overseeing a method for interested parties to communicate directly with the Board.
20.Performing any other activities consistent with this Charter, the Company's by-laws, and governing laws that the Board determines are necessary or appropriate.

V.Responsibilities and Duties of the Chair
The Chair shall have the following responsibilities and duties:
•Chair meetings of the Board;
•Chair meetings of the shareholders (including special meetings), unless such meetings are chaired by another officer, in accordance with the Company's by-laws;
•In consultation with the Corporate Secretary, determine the frequency, dates and locations of meetings of the Board;
•In consultation with the Lead Independent Director, the CEO, the Chief Financial Officer, the Corporate Secretary's Office and others as required, review the annual work plan and meeting
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agendas of the Board so as to bring all required business before the Board; and
•as appropriate, carry out any other or special assignments or any functions as may be requested by the Board or management.

VI.Limitation on the Board's Duties
The Board shall discharge its responsibilities, and shall assess the information provided by the Company's management and any external advisors, including the external auditor, in accordance with its business judgment. Members of the Board are entitled to rely, absent knowledge to the contrary, on the integrity of the persons and organizations from whom they receive information, the accuracy and completeness of the information provided, and representations made by management as to any audit or non‐audit services provided by the external auditor.
Nothing in this Charter is intended or may be construed as imposing on any member of the Board a standard of care or diligence that is in any way more onerous or extensive than the standard to which the directors are subject under applicable law. This Charter is not intended to change or interpret the amended articles of incorporation or by-laws of the Company or any federal, provincial, state or exchange law, regulation or rule to which the Company is subject, and this Charter should be interpreted in a manner consistent with all such applicable laws, regulations and rules. The Board may, from time to time, permit departures from the terms hereof, either prospectively or retrospectively, and no provision contained herein is intended to give rise to civil liability to securityholders of the Company or other liability whatsoever.
VII.Review of Charter

The Nominating and Corporate Governance Committee of the Board will review and reassess the adequacy of this Charter from time to time and recommend any proposed changes to the Board for approval.

***

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